UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COX RADIO, INC.

(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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To the Stockholders of Cox Radio, Inc.

You are invited to attend the Annual Meeting of Stockholders of Cox Radio, Inc. to be held at Corporate Headquarters, 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328, on Tuesday, May 11, 2004, at 9:30 a.m., local time.

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement explain the matters to be voted on at the meeting. Please read these documents so you will be informed about the business to come before the meeting.

Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, I urge you to mark, sign and return the enclosed proxy card as soon as possible, even if you plan to attend the Annual Meeting.

Sincerely,

Robert F. Neil

President and Chief Executive Officer

Atlanta, Georgia

April 5, 2004

COX RADIO, INC.

6205 PEACHTREE DUNWOODY ROAD

ATLANTA, GEORGIA 30328

(678) 645-0000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 11, 2004

To the Stockholders of Cox Radio, Inc.

The Annual Meeting of the holders of Class A Common Stock and Class B Common Stock of Cox Radio, Inc. will be held at Corporate Headquarters, 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328 on Tuesday, May 11, 2004 at 9:30 a.m. local time, for the following purposes:

1.	to elect a Board of Directors of eight members to serve until the 2005 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	to adopt the 2004 Employee Stock Purchase Plan; and

3.	to amend the Long-Term Incentive Plan.

The Board of Directors has fixed March 15, 2004 as the record date for the Annual Meeting with respect to this solicitation. Only holders of record of Class A Common Stock or Class B Common Stock at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Cox Radio’s Annual Report to Stockholders for the year ended December 31, 2003 is enclosed.

By Order of the Board of Directors,

Andrew A. Merdek

Corporate Secretary

Atlanta, Georgia

April 5, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE AS PROMPTLY AS POSSIBLE. AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT, A STOCKHOLDER MAY REVOKE A PROXY AT ANY TIME PRIOR TO ITS USE.

COX RADIO, INC.

6205 PEACHTREE DUNWOODY ROAD

ATLANTA, GEORGIA 30328

(678) 645-0000

PROXY STATEMENT

2004 Annual Meeting of Stockholders

Solicitation of Proxies

The Board of Directors of Cox Radio, Inc. is furnishing this Proxy Statement to solicit proxies for use at Cox Radio’s 2004 Annual Meeting of Stockholders, to be held on Tuesday, May 11, 2004, at 9:30 a.m., local time, at Corporate Headquarters, 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328, and at any adjournment of the meeting. Each valid proxy received in time will be voted at the meeting according to the choice specified, if any. A proxy may be revoked at any time before the proxy is voted, as outlined below.

This Proxy Statement and the enclosed proxy card are being first sent for delivery to stockholders of Cox Radio on or about April 5, 2004. Cox Radio will pay the cost of solicitation of proxies, including the reimbursement to banks and brokers for the reasonable expenses of sending proxy materials to their principals.

The shares of Class A Common Stock and Class B Common Stock represented by valid proxies that Cox Radio receives in time for the Annual Meeting will be voted as specified in such proxies. Valid proxies include all properly executed, written proxy cards received pursuant to this solicitation that are not later revoked. Voting your proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. Executed but unvoted proxies will be voted:

(1)	FOR the election of the Board of Directors’ nominees for directors;
(2)	FOR the adoption of the 2004 Employee Stock Purchase Plan; and
(3)	FOR the amendment of the Long-Term Incentive Plan.

If any other matters properly come before the Annual Meeting, the persons named on the proxies will, unless the stockholder otherwise specifies in the proxy, have the discretion to vote upon such matters in accordance with their best judgment.

Voting Securities

Cox Radio has two classes of outstanding voting securities, Class A Common Stock, par value $0.33 per share, and Class B Common Stock, par value $0.33 per share. As of January 30, 2004, there were 41,787,154 shares of Class A Common Stock and 58,733,016 shares of Class B Common Stock outstanding. Only stockholders of record of Class A Common Stock or Class B Common Stock at the close of business on March 15, 2004, which the Board of Directors has fixed as the record date, are entitled to vote at the Annual Meeting.

The Class A Common Stock and Class B Common Stock will vote together as a single class, with each share of Class A Common Stock being entitled to one vote, and each share of Class B Common Stock being entitled to ten votes. The presence in person or by proxy of holders of record of one-third of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote at the Annual Meeting that represent a majority of the votes entitled to be cast by such shares will constitute a quorum. The affirmative vote of a majority of the votes entitled to be cast by such shares of the issued and outstanding Class A Common Stock and Class B Common Stock, voting together as a single class, present at the Annual Meeting in person or by proxy, and entitled to vote, is required for the election of directors, the approval of the 2004 Employee Stock Purchase Plan, and the amendment of the Long-Term Incentive Plan.

In determining whether any proposal to be voted on at the Annual Meeting will be approved, an abstention would have the effect of a vote against the applicable proposal. On the other hand, broker non-votes are not considered shares entitled to vote on the applicable proposal. A broker non-vote occurs when the nominee of a beneficial owner with the power to vote on at least one matter does not vote on another matter because the nominee does not have the discretionary voting power and has not received instructions from the beneficial owner with respect to such matter. Broker non-votes will have no effect on the election of directors. However, the New York Stock Exchange precludes its member organizations from giving a proxy to vote on equity compensation plans unless the beneficial owner of the shares has given voting instructions. Accordingly, with respect to the approval of the 2004 Employee Stock Purchase Plan and the amendment of the Long-Term Incentive Plan, brokers who are New York Stock Exchange members do not have discretionary authority to vote shares for beneficial owners who do not provide instructions. In addition, under the New York Stock Exchange rules, the approval of the 2004 Employee Stock Purchase Plan and the amendment of the Long-Term Incentive Plan require approval by a majority of votes cast on each proposal, provided that the total vote cast on each proposal represents over 50% in interest of all securities entitled to vote on such proposal. The New York Stock Exchange takes the position that a broker non-vote is not a “vote cast” with respect to approval of the 2004 Employee Stock Purchase Plan or of the amendment of the Long-Term Incentive Plan. Accordingly, any broker non-votes will be excluded when determining whether the 50% in interest test has been met with respect to such proposals.

Voting by Proxy

If a stockholder is a corporation or a partnership, a duly authorized person must sign the accompanying proxy card in the full corporate or partnership name. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer’s full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.

Any proxy duly given pursuant to this solicitation may be revoked by the stockholder at any time prior to voting by written notice to the Corporate Secretary of Cox Radio, by a later-dated proxy signed and returned by mail before the Annual Meeting, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

If you are not the record holder of the shares you own because they are held in “street name” by a bank or brokerage firm, your bank or brokerage firm is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. Under the rules of the New York Stock Exchange, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, for which no instructions are received, the shares will be treated as “broker non-votes” and will have the effect discussed above under “Voting Securities.”

As of January 30, 2004, Cox Enterprises, Inc., a Delaware corporation, through its wholly-owned subsidiary, Cox Broadcasting, Inc., a Delaware corporation, held approximately 94% of the combined voting power of the Class A Common Stock and Class B Common Stock. Accordingly, Cox Enterprises will have sufficient voting power to elect all members of the Board of Directors, to adopt the 2004 Employee Stock Purchase Plan, to amend the Long-Term Incentive Plan, and to control substantially all other actions that may come before the Annual Meeting.

ELECTION OF DIRECTORS

(Proposal No. 1)

At the Annual Meeting, eight directors are to be elected to hold office until the 2005 Annual Meeting of Stockholders or until their respective successors have been elected and qualified. All nominees currently are directors of Cox Radio.

The eight directors nominated for election at the 2004 Annual Meeting of Stockholders are: James C. Kennedy (Chairman); Juanita P. Baranco; G. Dennis Berry; Richard A. Ferguson; Paul M. Hughes; Marc W. Morgan; Robert F. Neil; and Nicholas D. Trigony. The persons named as proxies intend (unless authority is withheld) to vote for election of all of the nominees as directors.

The Board of Directors knows of no reason why any nominee for director would be unable to serve as a director. If at the time of the Annual Meeting any nominee is unable or unwilling to serve as a director of Cox Radio, the persons named as proxies intend to vote for such substitutes as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

The following information regarding the nominees, their principal occupations, employment history, and directorships in certain companies is as reported by the respective nominees.

James C. Kennedy, 56, has served as a director of Cox Radio since July 1996, and became Chairman of the Board of Directors in January 2002. He has served as Chairman of the Board of Directors and Chief Executive Officer of Cox Enterprises since January 1988, and prior to that time was Cox Enterprises’ President and Chief Operating Officer. Mr. Kennedy joined Cox Enterprises in 1972, and initially worked with Cox Enterprises’ Atlanta Newspapers. Mr. Kennedy is Chairman of the Board of Directors of Cox Communications, Inc., a majority-owned subsidiary of Cox Enterprises, and a director of Flagler Systems, Inc.

Juanita P. Baranco, 54, has served as a director of Cox Radio since December 2003. She is Executive Vice President and Chief Operating Officer of The Baranco Automotive Group, where she has been a principal for more than twenty years. She also serves as a member of the board of directors of Georgia Power Company and the board of trustees of Clark Atlanta University. She previously has served on the boards of directors of the Federal Reserve Bank of Atlanta and the John H. Harland Company, and as a member of the Board of Regents of the University System of Georgia.

G. Dennis Berry, 59, has served as a director of Cox Radio since January 2002. Mr. Berry has served as President and Chief Operating Officer of Cox Enterprises since October 2000. Previously, he served as President and Chief Executive Officer of Manheim Auctions, Inc., a wholly-owned subsidiary of Cox Enterprises, from 1995 through October 2000. Prior to that, Mr. Berry was publisher of the Atlanta Journal-Constitution, where he held several positions spanning more than twenty years, including President, Vice President and General Manager, and Advertising Director. Mr. Berry also serves as a director of Cox Enterprises and Cox Communications, Inc., a majority-owned subsidiary of Cox Enterprises.

Richard A. Ferguson, 58, has served as a director of Cox Radio since May 1997, and as Executive Vice President since February 2003. Prior to that, he served as Vice President and Co-Chief Operating Officer since July 1999, and as Vice President and Chief Operating Officer since April 1997. Previously, Mr. Ferguson served as President, Chief Executive Officer and a director of NewCity Communications, Inc. since its organization in 1986. He served as President of Katz Broadcasting Company, Inc., a subsidiary of Katz Communications, Inc., from 1981 to 1986, when he led a management group in organizing NewCity to purchase all of the stock of Katz

Broadcasting Company. Prior to 1981, he served as the President of Park City Communications, Inc., until it was acquired by Katz Communications. Mr. Ferguson is a past chairman of the Joint Board of Directors of the National Association of Broadcasters and a member of the Radio Operators Caucus.

Paul M. Hughes, 65, has served as a director of Cox Radio since December 1996. He has been President and Chief Operating Officer of OG Holding LTD since April 1995. From June 1991 through April 1995 he was Chairman of Hughes Broadcasting Partners, and from April 1995 through December 1998 he was President of Great Trails Broadcasting, Inc.

Marc W. Morgan, 54, has served as a director of Cox Radio since August 1999 and as Executive Vice President and Chief Operating Officer since February 2003. Prior to that, he served as Vice President and Co-Chief Operating Officer since July 1999, and as Senior Group Vice President of Cox Radio from May 1997 to June 1999. Previously, Mr. Morgan was Senior Vice President of Cox Radio from July 1996 to May 1997. He also served as Vice President and General Manager of WSB Radio from July 1992 to November 1998, and Vice President and General Manager of WCKG-FM (Chicago, Illinois) from January 1984 to July 1992.

Robert F. Neil, 45, has served as a director and as President and Chief Executive Officer of Cox Radio since July 1996, and was Executive Vice President – Radio of Cox Broadcasting from June 1992 to 1996. Previously, he was Vice President and General Manager of WSB-AM/FM (Atlanta, Georgia). Mr. Neil joined Cox Broadcasting in November 1986. Previously, Mr. Neil was Operations Manager from December 1984 to November 1986 at WYAY-FM (Gainesville, Georgia). He served at WYYY-FM and WSYR-AM (Syracuse, New York) as Operations Manager from October 1983 to December 1984 and as Program Director from March 1983 to October 1983.

Nicholas D. Trigony, 63, has served as a director of Cox Radio since July 1996, and was Chairman of the Board of Directors from December 1996 through December 2000. Mr. Trigony served as President of Cox Broadcasting from March 1990 until his retirement in December 2000. Mr. Trigony joined Cox Broadcasting in September 1986 as Executive Vice President – Radio and was Executive Vice President – Broadcast from April 1989 to March 1990. He is also past Chairman of the Board of the National Association of Television Program Executives and serves on its Executive Committee. Mr. Trigony is a past chairman of the Television Operators Caucus and past Chairman of the National Association of Broadcasters’ Media Convergence Task Force.

Security Ownership of Certain Beneficial Owners

The following table provides information as of January 30, 2004 with respect to the shares of Class A Common Stock and Class B Common Stock beneficially owned by each person known by Cox Radio to own more than 5% of any class of the outstanding voting securities of Cox Radio.

Name of Beneficial Owner	Class A Common Stock	Percent of Class	Class B Common Stock	Percent of Class	Percent of Vote of All Classes of Common Stock
Cox Enterprises, Inc. (a)(b)(c)	3,591,954	8.6%	58,733,016	100%	94.0%
The TCW Group, Inc. (d)	2,040,592	4.9%	—	—	0.32%
Westport Asset Management, Inc. (e)	3,731,100	8.9%	—	—	0.59%
T. Rowe Price Associates, Inc. (f)	5,718,500	13.7%	—	—	0.91%

(a)	The business address for Cox Enterprises is 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328.
(b)

All the shares of common stock of Cox Radio that are beneficially owned by Cox Enterprises are held of record by Cox Broadcasting. Cox Broadcasting holds 3,591,954 shares of Class A Common Stock and 58,733,016 shares of Class B Common Stock that are convertible into the same number of shares of Class A Common Stock. All the shares of outstanding capital stock of Cox Broadcasting are beneficially owned by Cox Holdings, Inc., and all of the shares of outstanding capital stock of Cox Holdings are beneficially owned by Cox Enterprises. The beneficial ownership of the outstanding capital stock of Cox Enterprises is described in footnote (c) below. The Class B Common Stock is convertible on a share for share basis into Class A Common Stock at the option of the holder.

(c)	There are 605,119,766 shares of common stock of Cox Enterprises outstanding, with respect to which (i) Barbara Cox Anthony, as trustee of the Anne Cox Chambers Atlanta Trust, exercises beneficial ownership over 174,949,266 shares (28.9%); (ii) Anne Cox Chambers, as trustee of the Barbara Cox Anthony Atlanta Trust, exercises beneficial ownership over 174,949,266 shares (28.9%); (iii) Barbara Cox Anthony, Anne Cox Chambers and Richard L. Braunstein, as trustees of the Dayton Cox Trust A, exercise beneficial ownership over 248,237,055 shares (41.0%); and (iv) 281 individuals and other trusts exercise beneficial ownership over the remaining 6,984,179 shares (1.2%), including 43,734 shares held beneficially and of record by Garner Anthony, the husband of Barbara Cox Anthony (as to which Barbara Cox Anthony disclaims beneficial ownership). Thus, Barbara Cox Anthony and Anne Cox Chambers, who are sisters, together exercise sole or shared beneficial ownership over 598,135,587 shares (98.8%) of the common stock of Cox Enterprises. Barbara Cox Anthony and Anne Cox Chambers are the mother and aunt, respectively, of James C. Kennedy, the Chairman of the Board of Directors and Chief Executive Officer of Cox Enterprises and Chairman of the Board of Directors of Cox Radio.
(d)	The information contained in this table with respect to The TCW Group, Inc. is based on a filing on Schedule 13G reporting ownership as of December 31, 2003. The address of the reporting person is 865 South Figueroa Street, Los Angeles, California 90017.
(e)	The information contained in this table with respect to Westport Asset Management, Inc. is based on a filing on Schedule 13G reporting ownership as of December 31, 2003. The address of the reporting person is 253 Riverside Avenue, Westport, Connecticut 06880.
(f)	The information contained in this table with respect to T. Rowe Price Associates, Inc. is based on a filing on Schedule 13G reporting ownership as of December 31, 2003. The address of the reporting person is 100 E. Pratt Street, Baltimore, Maryland 21202.

Security Ownership of Management

Beneficial ownership of the Class A Common Stock of Cox Radio and the common stock of Cox Enterprises by Cox Radio’s directors and Named Executive Officers (as defined below), and by all directors and executive officers as a group at January 30, 2004 is shown in the following table. Except as indicated below, none of such persons, individually or in the aggregate, owns 1% or more of the common stock of Cox Radio or Cox Enterprises.

Name of Beneficial Owner	Number of Shares of Cox Radio Class A Common Stock		Number of Shares of Cox Enterprises Common Stock		Percent of Shares of Cox Radio Class A Common Stock
James C. Kennedy	180,876	(a)	546,813	(b)	—
Juanita P. Baranco	—		—		—
G. Dennis Berry	855	(c)	131,293		—
Richard A. Ferguson	53,275	(d)	—		—
Paul M. Hughes	8,213		—		—
Neil O. Johnston	4,202	(e)	—		—
Marc W. Morgan	243,800	(f)	—		—
Robert F. Neil	123,853	(g)	9,204		—
Richard A. Reis	127,857	(h)	—		—
Nicholas D. Trigony	4,462		—		—
All directors and executive officers as a group (ten persons, consisting of those named above)	747,393	(i)	687,310		1.8%

(a)	Includes 31,000 shares owned by spouse, 14,000 shares owned by children, and 16,500 shares owned by trusts for the benefit of children.
(b)

Mr. Kennedy owns of record 546,813 shares of common stock of Cox Enterprises. Sarah K. Kennedy, Mr. Kennedy’s wife and trustee of the Kennedy Trusts, exercises beneficial ownership over an aggregate of

22,140 shares of common stock of Cox Enterprises. In addition, as described above, Barbara Cox Anthony and Anne Cox Chambers, the mother and aunt, respectively, of Mr. Kennedy, together exercise sole or shared beneficial ownership over 598,135,587 shares of common stock of Cox Enterprises, and both are members of the Board of Directors of Cox Enterprises. Also, Mr. Kennedy’s children are the beneficiaries of a trust, of which R. Dale Hughes and Mr. Kennedy are co-trustees, that beneficially owns 16,155 shares of common stock of Cox Enterprises. Mr. Kennedy disclaims beneficial ownership of all such shares, other than the 546,813 shares included in the table.

(c)	Owned by trust for the benefit of spouse.
(d)	Includes 22,401 shares subject to stock options that are exercisable within 60 days.
(e)	Includes 2,927 shares subject to stock options that are exercisable within 60 days.
(f)	Includes 241,452 shares subject to stock options that are exercisable within 60 days.
(g)	Includes 91,499 shares subject to stock options that are exercisable within 60 days.
(h)	Includes 70,983 shares subject to stock options that are exercisable within 60 days.
(i)	Includes 429,262 shares subject to stock options that are exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires Cox Radio’s executive officers and directors and persons who own more than 10% of Cox Radio’s Class A Common Stock to file reports of ownership and changes in ownership of Cox Radio’s Class A Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on a review of copies of such reports and written representations from the reporting persons, Cox Radio believes that during the year ended December 31, 2003, its executive officers, directors and greater than 10% stockholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act.

Board of Directors and Committees

During 2003, the Board of Directors held three meetings. The Board of Directors has an Executive Committee, a Compensation Committee, a Community Relations Committee, and an Audit Committee. The directors who are “non-management directors” within the meaning of the Corporate Governance Standards of the New York Stock Exchange (i.e., who are not officers of Cox Radio) will meet in regular executive sessions without management present, with James C. Kennedy, Chairman of the Board of Directors, presiding. During 2003, each director attended at least 75% of the total number of meetings of the Board of Directors and meetings of the Committees on which each director served.

Because more than fifty percent (50%) of the voting power of Cox Radio is controlled by Cox Enterprises, Cox Radio has elected to be treated as a “controlled company” under the Corporate Governance Listing Standards of the New York Stock Exchange. Accordingly, Cox Radio is exempt from the provisions of the Corporate Governance Listing Standards requiring: (i) a board consisting of a majority of directors who have been determined to be “independent” under the criteria set forth in the Listing Standards; (ii) a nominating committee composed entirely of such independent directors; and (iii) a compensation committee composed entirely of such independent directors. However, notwithstanding this exemption, as described more fully below, Cox Radio has a Compensation Committee composed entirely of independent directors.

Executive Committee

The members of the Executive Committee are James C. Kennedy (Chairman), Paul M. Hughes and G. Dennis Berry. The Executive Committee took action twice by unanimous written consent in 2003.

Compensation Committee

The members of the Compensation Committee are Nicholas D. Trigony (Chairman), Paul M. Hughes, and Juanita P. Baranco. As discussed more fully below, each of these directors has been determined by the Board of

Directors to be “independent” under the Corporate Governance Standards of the New York Stock Exchange. A copy of the Committee’s charter is available on Cox Radio’s website at http://www.coxradio.com. The Compensation Committee met twice in 2003. The Compensation Committee, among other things:

•	adopts and oversees the administration of compensation plans for executive officers and senior management of Cox Radio;

•	determines awards granted under such plans to executive officers who are subject to Section 16 of the Exchange Act;

•	approves the chief executive officer’s compensation; and

•	reviews the reasonableness of such compensation.

Community Relations Committee

The Community Relations Committee oversees Cox Radio’s workforce diversity initiatives, minority-owned business purchasing, corporate contributions to public service organizations, and Equal Employment Opportunity claims. The members of the Community Relations Committee are Juanita P. Baranco (Chairman), G. Dennis Berry, James C. Kennedy and Robert F. Neil. The Community Relations Committee met once in 2003. A copy of the Committee’s charter is available on Cox Radio’s website at http://www.coxradio.com.

Audit Committee

The members of the Audit Committee are Paul M. Hughes (Chair), Nicholas D. Trigony, and Juanita P. Baranco. During 2003, the Audit Committee held seven formal meetings. The Audit Committee operates pursuant to a charter, which was revised in December 2003. A copy of this charter is attached as an appendix to this Proxy Statement, and is available on Cox Radio’s website at http://www.coxradio.com, or a printed copy can be obtained by writing to the Corporate Secretary, Cox Radio, Inc., 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328. Consistent with this charter, the Board of Directors has affirmatively determined that the members of the Audit Committee are “independent” for purposes of Section 303A of the Corporate Governance Standards of the New York Stock Exchange and Section 10A(m)(3) of the Exchange Act. The Board based these determinations primarily on the basis of information provided by these directors in response to questionnaires regarding employment and compensation history, business affiliations, and family and other relationships. None of these directors had any of the categorical relationships set forth in the Corporate Governance Standards that would prevent a finding of independence. In addition, the Board has determined that the Committee meets the financial expertise standards set forth in the Corporate Governance Standards, and has determined that Paul M. Hughes and Juanita P. Baranco each qualify as an “audit committee financial expert” as defined by the Securities and Exchange Commission.

Mr. Trigony was elected by the Board of Directors to serve on the Audit Committee effective January 1, 2001. Previously, Mr. Trigony was the President of Cox Broadcasting, the majority stockholder of Cox Radio, from March 1990 until his retirement on December 31, 2000. Because Mr. Trigony was employed by Cox Radio’s parent company within three years prior to his election to the Audit Committee, the Board of Directors, on December 12, 2000, found that his membership on the Audit Committee is in the best interests of Cox Radio and its stockholders. In making this finding, the Board considered that Mr. Trigony had exercised substantial financial oversight responsibility during his service in several senior executive positions with Cox Radio or its affiliates since 1986, including service as Chairman of the Board of Directors of Cox Radio and President of Cox Broadcasting. The Board of Directors further noted that Mr. Trigony would not be receiving any payments from Cox Radio that would compromise his independence. Based upon all these factors, the Board of Directors determined that because of Mr. Trigony’s unique and valuable expertise in the financial, strategic and operational aspects of the business of Cox Radio, his membership would greatly enhance the oversight function of the Audit Committee, and that his membership on the Audit Committee is therefore required by the best interests of Cox Radio and its stockholders. Each year, including this year, the Board of Directors has considered and confirmed that Mr. Trigony has no relationship with Cox Radio that would interfere with the exercise of his independence from Cox Radio and its management.

The Audit Committee is responsible for oversight of the quality and integrity of the accounting, auditing and reporting practices of Cox Radio, and as part of this responsibility the Audit Committee, among other things:

•	appoints, retains, and oversees the work of the independent auditor;

•	approves and reviews the audit services and fees, and permitted non-audit services and fees;

•	reviews the scope and results of the annual audit;

•	reviews and discusses the quality and appropriateness of Cox Radio’s accounting principles and financial statement presentation with management and the independent auditor;

•	reviews the independence of the independent auditor;

•	reviews the performance and fees of the independent auditor;

•	reviews the adequacy of the system of internal controls and internal control over financial reporting;

•	reviews the scope and results of internal auditing procedures;

•	establishes procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	discusses earnings press releases and financial information and earnings guidance provided to analysts and rating agencies;

•	reviews the Audit Committee charter annually;

•	reviews the activities of Cox Radio’s Risk Committee, a Board-created committee with oversight of financial risk management; and

•	reviews related party transactions, if any.

Relationship with Our Independent Auditor

The following table summarizes the fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively referred to as Deloitte & Touche) for professional services during fiscal year 2003 and fiscal year 2002:

	2003	2002
Audit Fees	$333,500	$334,720
Audit-related fees	388,670	32,780
Tax fees	45,695	17,488
All other fees	—	—

The amounts shown for audit fees were for the audit of Cox Radio’s consolidated financial statements, quarterly reviews of interim financial information, and compliance reviews and procedures related to registration statements, including comfort letters and consent procedures. The amounts shown for audit-related fees were for SEC advisory services not connected with the audit or quarterly reviews, Sarbanes-Oxley Section 404 assistance, and employee benefit plan audits. The amounts shown for tax fees were for assistance with tax compliance matters, tax provision review, and assistance with return preparation and review.

The Audit Committee utilizes a policy pursuant to which the audit, audit-related, and permissible non-audit services to be performed by the independent auditor are pre-approved prior to the engagement to perform such services. Pre-approval is generally provided annually, and any pre-approval is detailed as to the particular service or category of services and is generally limited by a maximum fee amount. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may delegate its pre-approval authority to the Chairman or any other member of the Audit Committee, and any approvals made pursuant to this delegated authority normally will be reported to the Audit Committee at its next meeting. None of the services described in the preceding paragraph were pre-approved pursuant to the de minimis exception provided in Section 10A(i)(1)(B) of the Exchange Act.

Audit Committee Report

In connection with the December 31, 2003 financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditor the matters required by Statement on Auditing Standards No. 61, as amended; and (3) received and discussed with the independent auditor the matters required by Independence Standards Board Standard No. 1, and discussed with the independent auditor the independent auditor’s independence, including a consideration of the compatibility of non-audit services with such independence. Based upon these reviews and discussions, the Audit Committee has recommended that the Board of Directors include the audited financial statements in Cox Radio’s Annual Report filed with the Securities and Exchange Commission on Form 10-K.

Paul M. Hughes (Chairman)

Juanita P. Baranco

Nicholas D. Trigony

Director Nominating Procedures

The Board of Directors oversees the identification and consideration of candidates for membership on the Board of Directors, and each member of the Board of Directors participates in this process. It is the view of the Board of Directors that this function has been performed effectively by the Board of Directors, and that it is appropriate for Cox not to have a separate nominating committee or charter for this purpose.

Qualifications and Evaluation of Director Candidates

A variety of methods may be utilized to identify candidates for membership on the Board of Directors, including recommendations from current members of the Board of Directors or management, or nominations from stockholders as discussed below. Additionally, from time to time Cox Radio may receive information regarding prospective candidates for membership on the Board of Directors from professional search firms.

When evaluating candidates for membership on the Board of Directors, the Board considers a number of factors, including:

•	business expertise and skills;

•	understanding of Cox Radio’s business and industry;

•	judgment and integrity;

•	educational and professional background; and

•	commitments to other businesses and responsibilities.

Nomination of Director Candidates

Under Cox Radio’s certificate of incorporation, nominations for election to membership on the Board of Directors can be made only by or at the direction of the Board of Directors, or by a stockholder in connection with a meeting of stockholders. Candidates recommended by stockholders pursuant to the procedures specified in

Cox Radio’s certificate of incorporation will be considered. Cox Radio’s certificate of incorporation provides that stockholders must comply with the notice provisions specified in the certificate of incorporation. If a stockholder wishes to recommend a director for election at an annual meeting of stockholders, the nomination must be received not more than 60 days nor less than 30 days prior to the meeting. It is anticipated that Cox Radio’s 2005 Annual Meeting of Stockholders will be held during May of 2005, and any stockholder wishing to recommend a director for nomination should contact the Corporate Secretary of Cox Radio after January 1, 2005 to obtain the anticipated meeting date and nomination deadlines. The nomination must contain certain information about the stockholder and the nominee, as more fully set forth in Cox Radio’s certificate of incorporation. You can obtain a copy of the full text of these provisions of Cox Radio’s certificate of incorporation by writing to the Corporate Secretary, Cox Radio, Inc., 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328. Cox Radio’s certificate of incorporation does not require Cox Radio to include information about any such nominee in the proxy statement or form of proxy that we distribute in connection with such meeting.

Communications to the Board of Directors

Individuals, including stockholders, may send communications directly to the Board of Directors by writing to: Cox Radio, Inc., Corporate Secretary (ATTN: Board of Directors), 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328. Communications intended for Cox Radio’s non-management directors should be addressed to Cox Radio, Inc., Corporate Secretary (ATTN: Board Non-Management Directors), 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328. Depending on the subject matter of the communication, it may be forwarded to the director(s) to whom it is addressed, handled directly by management, or not forwarded if it is primarily commercial in nature, if it relates to an improper or irrelevant topic, or if it requires investigation to verify its content. Communications not forwarded to the Board of Directors or the non-management directors will be retained and made available to the addressee upon request.

The Audit Committee of the Board of Directors has established a procedure for the receipt, retention, and treatment of complaints regarding Cox Radio’s accounting, internal accounting controls, or auditing matters. Any such complaints can be submitted in writing to the Compliance Officer (ATTN: Legal Department), Cox Radio, Inc., 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328.

Director Attendance at Annual Meetings

All directors are encouraged to attend the annual meeting. Each of the individuals then serving as members of the Board of Directors attended Cox Radio’s 2003 Annual Meeting of Stockholders other than Ernest D. Fears, Jr., who was absent due to illness.

Corporate Governance Principles

The Board of Directors has adopted Corporate Governance Principles that cover areas such as director responsibilities and qualifications, management succession, and board committees. A copy of these Principles is available on Cox Radio’s website, at http://www.coxradio.com, or a printed copy can be obtained by writing to the Corporate Secretary, Cox Radio, Inc., 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328.

Compensation of Directors

The directors who are not employed by Cox Radio or its affiliates, Paul M. Hughes, Juanita P. Baranco and Nicholas D. Trigony, are paid an annual retainer of $35,000, which recognizes the overall level of commitment required for service on the Board of Directors. In addition, these directors are reimbursed for expenses and receive a meeting fee of $1,000 for every board meeting and committee meeting attended. The annual retainer fee is paid one half in cash, and one half in shares of Class A Common Stock pursuant to the Cox Radio, Inc. Restricted Stock Plan for Non-Employee Directors. Cox Radio believes that the equity component of the annual retainer serves to align these directors’ interests more directly with those of Cox Radio’s stockholders.

The Class A Common Stock issued under the Restricted Stock Plan for Non-Employee Directors is subject to certain restrictions and forfeitures prior to the expiration of the period ending five years after the date of the grant of the award or, if earlier, the date of death or disability in certain circumstances. The maximum total number of shares of Class A Common Stock that may be granted under the Restricted Stock Plan for Non-Employee Directors is 75,000. The directors of Cox Radio who are employed by affiliates of Cox Radio do not receive any compensation for serving on the Board of Directors.

Code of Conduct

Cox Radio has adopted a code of business conduct and ethics that covers all directors, officers and employees. A copy of this code is available on Cox Radio’s website, at http://www.coxradio.com, or a printed copy can be obtained by writing to the Corporate Secretary, Cox Radio, Inc., 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328.

Cox Radio has also adopted a Code of Ethics for Senior Financial Officers, which applies to Cox Radio’s chief executive officer, chief financial officer, controller, and principal accounting officer. A copy of this code is available on Cox Radio’s website, at http://www.coxradio.com, or a printed copy can be obtained by writing to the Corporate Secretary, Cox Radio, Inc., 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328. Any amendments to this code, as well as any waivers that are required to be disclosed under the rules of the Securities and Exchange Commission or the New York Stock Exchange, will be posted on Cox Radio’s website.

Executive Officers

Certain information about the executive officers of Cox Radio who are not directors is set forth below. Executive officers of Cox Radio are elected to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified.

Neil O. Johnston, 38, Vice President and Chief Financial Officer, has served as Cox Radio’s Chief Financial Officer since September 2000. Prior to that, Mr. Johnston served as Vice President of Development for Cox Broadcasting from January 2000 to September 2000, and as Controller of Cox Radio from 1998 through December 1999. Mr. Johnston joined Cox Enterprises in 1996 as manager of financial reporting. Mr. Johnston holds an M.B.A. from the Wharton School of the University of Pennsylvania, and holds degrees in finance, accounting and information systems from Georgia State University and the University of Cape Town (South Africa).

Richard A. Reis, 50, has served as Group Vice President of Cox Radio since April 1997. Previously, he was a Director and Group Vice President of NewCity Communications, Inc. since its organization in 1986. From 1983 to 1984, he served as Vice President of the Broadcasting Company, then a subsidiary of Katz Broadcasting Company, Inc., becoming Group Vice President in 1984. He was General Manager of WFTQ-AM and WAAF-FM (Worcester, Massachusetts) from 1981 and 1983, respectively, to 1989. He has served as General Manager of WDBO-AM and WWKA-FM (Orlando, Florida) since 1989, and of WCFB-FM (Orlando, Florida) since 1992. Since July 1996, Mr. Reis has served as Group Vice President of Cox Radio’s six Orlando, Florida radio stations (WDBO-AM, WWKA-FM, WCFB-FM, WHTQ-FM, WMMO-FM, and WPYO-FM). He is a member of the Board of Trustees of the Creative Education Foundation.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about Cox Radio’s equity compensation plans as of December 31, 2003. All outstanding awards relate to the Class A Common Stock.

	A		B		C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by security holders	5,493,918	(a)	$22.35	(a)	5,024,741	(b)
Equity compensation plans not approved by security holders	—		—		—
Total	5,493,918		$22.35		5,024,741

(a)	Consists of stock options outstanding under the Cox Radio, Inc. Amended and Restated Long-Term Incentive Plan (the “LTIP”). Does not include 390,015 shares of restricted stock that have been awarded under the LTIP and 10,488 shares of restricted stock that have been awarded under the Cox Radio, Inc. Restricted Stock Plan for Non-Employee Directors.
(b)	Includes 64,512 shares of Class A Common Stock reserved for issuance under the Cox Radio, Inc. Restricted Stock Plan for Non-Employee Directors. The LTIP had 4,960,229 shares remaining as of December 31, 2003, which, under the terms of the plan, can be granted in various forms of equity-based incentive compensation including stock options, stock appreciation rights, stock bonuses, restricted stock awards, performance shares and awards consisting of combinations of such incentives.

Executive Compensation

The following table sets forth certain information for the years ended December 31, 2003, 2002 and 2001, concerning the cash and non-cash compensation earned by, or awarded to, the Chief Executive Officer and the other four most highly compensated executive officers of Cox Radio whose combined salary and bonus exceeded $100,000 in such periods (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long-Term Compensation Awards
Name Principal Position	Year	Salary	Bonus	Other Annual Compensation		Restricted Stock Awards		Securities Underlying Options	All Other Compensation(a)
Robert F. Neil	2003	$570,000	$292,980	$—		$—		167,190	$5,400
President & Chief	2002	532,846	485,423	—		—		168,540	3,000
Executive Officer	2001	500,846	260,941	—		—		121,335	3,000

Marc W. Morgan	2003	$415,846	$160,225	$—		$—		92,310	$5,400
Executive Vice President	2002	392,308	264,808	—		—		75,000	3,000
& Chief Operating Officer	2001	356,644	142,658	—		—		50,000	3,000

Richard A. Reis	2003	$318,000	$158,587	$—		$—		68,160	$5,400
Group Vice President	2002	300,000	216,000	—		—		45,000	3,000
	2001	256,057	92,181	—		—		33,000	3,000

Richard A. Ferguson	2003	$338,656	$101,597	$—		$—		44,900	$5,400
Executive Vice President	2002	338,656	226,899	—		—		45,000	3,000
	2001	325,631	97,689	—		—		40,000	3,000

Neil O. Johnston	2003	$232,320	$79,546	$—		$—		30,860	$5,400
Vice President & Chief	2002	211,200	116,160	—		—		25,000	3,000
Financial Officer	2001	192,000	63,936	$86,378	(b)	$37,239	(c)	34,073	3,000

(a)	Reflects amounts contributed to the Cox Enterprises, Inc. Savings and Investment Plan, and credited under the Cox Enterprises, Inc. Executive Savings Plus Restoration Plan and the Cox Radio, Inc. Savings Plus Restoration Plan.
(b)	Includes reimbursement of $79,637.98 for club dues.
(c)	Represents 1,582 and 60 shares of restricted stock awarded to Mr. Johnston in settlement of his prior awards under the Cox Enterprises, Inc. Unit Appreciation Plan. Dividends (if any) are paid on restricted stock to the same extent as would be paid to the holders of Class A Common Stock generally. The aggregate value of his awards is based on the closing price of the Class A Common Stock on the grant dates ($22.75 and $20.80, respectively). These shares vested on January 1, 2003.

Long-Term Incentive Plan

The LTIP provides for various forms of equity-based incentive compensation with respect to Class A Common Stock, including stock options, stock appreciation rights, stock bonuses, restricted stock awards, performance shares, and awards consisting of combinations of such incentives. The Compensation Committee of Cox Radio administers the LTIP, and has the discretion to determine the type of awards to be granted, when, if and to whom awards are granted, the number of shares covered by each award and the terms and conditions of each award. The Compensation Committee has delegated to a management committee the administration of grants to eligible individuals who are not executive officers with reporting obligations under Section 16 of the Exchange Act.

The following table discloses for the Named Executive Officers information regarding options granted under the LTIP during the fiscal year ended December 31, 2003.

OPTION GRANTS IN 2003

Name	Number of Securities Underlying Options Granted (a)	Percent of Total Options Granted to Employees in 2003	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (b)
					5%	10%
Robert F. Neil	167,190	9.44%	$20.90	3/18/2013	$2,196,877	$5,569,099
Marc W. Morgan	92,310	5.21%	20.90	3/18/2013	1,212,953	3,074,846
Richard A. Reis	68,160	3.85%	20.90	3/18/2013	895,622	2,270,410
Richard A. Ferguson	44,900	2.53%	20.90	3/18/2013	589,986	1,495,619
Neil O. Johnston	30,860	1.74%	20.90	3/18/2013	405,500	1,027,947

(a)	Stock options have a ten-year term and become exercisable over a five-year period, with 60% becoming exercisable three years from the date of grant and an additional 20% becoming exercisable in each of the next two years thereafter. In addition, all options become immediately and fully exercisable if, no sooner than six months after the date of grant of the option, the stock price achieves, and maintains for a period of 10 consecutive trading days, a level equal to or greater than 140% of the option exercise price.
(b)	The dollar amounts under the columns are the 5% and 10% annualized rates of appreciation prescribed by the Securities and Exchange Commission. The 5% and 10% rates would result in per share prices at the end of the respective option terms of $34.04 and $54.21, respectively. Cox Radio expresses no opinion regarding whether this level of appreciation will be realized, and expressly disclaims any representation to that effect.

The following table sets forth information related to the number and value of options held at December 31, 2003 by the Named Executive Officers, two of whom exercised options in 2003.

2003 OPTION EXERCISES AND YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-The-Money Options at December 31, 2003
			Exercisable	Unexercisable	Exercisable (a)	Unexercisable (b)
Robert F. Neil	25,000	$302,083	91,499	497,175	$354,491	$1,234,966
Marc W. Morgan	0	0	241,452	234,110	3,717,853	613,452
Richard A. Reis	0	0	70,983	157,110	749,889	433,643
Richard A. Ferguson	27,600	305,899	22,401	144,834	0	356,867
Neil O. Johnston	0	0	2,927	89,199	28,231	250,456

(a)	The exercisable value represents the number of shares of Class A Common Stock subject to exercisable options, times the difference between the closing price on December 31, 2003 of $25.23 per share and the exercise price of: $6.17 per share for all 1996 options; $6.92 per share for all March 31, 1997 options; $8.46 per share for all June 18, 1997 options; $13.39 per share for all 1998 options; $13.92 per share for all 1999 options; and $20.57 per share for all April 9, 2001 options.
(b)	The unexercisable value represents the number of shares of Class A Common Stock subject to unexercisable options, times the difference between the closing price on December 31, 2003 of $25.23 per share and the exercise price of $21.81 per share for all January 2, 2001 options, $22.51 per share for all March 1, 2001 options, $24.66 per share for all January 2, 2002 options, and $20.90 for all March 18, 2003 options.

Retirement Plans

Cox Enterprises, Inc. Pension Plan.    The Cox Enterprises, Inc. Pension Plan is a tax-qualified defined benefit pension plan. The Pension Plan covers all eligible employees of Cox Enterprises and any of its affiliates who have adopted the Pension Plan (including certain of the Named Executive Officers). No Cox Radio employees whose employment with Cox Radio or its affiliates commenced after January 1, 1997, and no employees hired in connection with the acquisition by Cox Radio of NewCity Communications, Inc., are eligible for participation under the Pension Plan. The Pension Plan is funded through a tax-exempt trust, into which contributions are made by Cox Enterprises as necessary based on an actuarial funding analysis. Cox Radio reimburses Cox Enterprises for the annual SFAS 87 pension expense attributable to Cox Radio employees.

The Pension Plan provides for the payment of benefits upon retirement, early retirement, death, disability and termination of employment. Participants become vested in their benefits under the Pension Plan after completing five years of vesting service. Generally, the Pension Plan benefit is determined under a formula based on a participant’s compensation and years of benefit accrual service. Participants may elect from several optional forms of benefit distribution.

Cox Executive Supplemental Plan.    The Cox Executive Supplemental Plan is a non-qualified defined benefit pension plan providing supplemental retirement benefits to certain management employees of Cox Enterprises and certain of its affiliates (including certain of the Named Executive Officers). The Executive Supplemental Plan is administered by the management committee of Cox Enterprises, whose members are appointed by the Cox Enterprises Board of Directors. This committee designates management employees to participate in the Executive Supplemental Plan. No Cox Radio employees hired after January 1, 1997, and no former NewCity employees, are eligible to participate in the Executive Supplemental Plan.

The Executive Supplemental Plan monthly benefit formula, payable at normal retirement, is 2.5% of a participant’s average compensation, as calculated in the Executive Supplemental Plan, multiplied by the participant’s years of benefit service credited under the Executive Supplemental Plan. The normal retirement benefit will not exceed 50% of a participant’s average compensation at retirement. Benefits payable with respect to early retirement are reduced to reflect an earlier commencement date. Special disability, termination of employment and death benefits also are provided. All benefits payable under the Executive Supplemental Plan are reduced by benefits payable to the participant under the Pension Plan. Participants may elect from several optional forms of benefit distributions.

The Executive Supplemental Plan is not funded currently by Cox Enterprises. Cox Radio will make annual payments to Cox Enterprises arising from its employees’ participation in this plan as benefits are paid to these employees. However, such benefits will be paid from the general funds of Cox Enterprises.

The following table provides estimates of annual retirement income benefits payable to certain executives under the Pension Plan and the Executive Supplemental Plan.

PENSION PLAN AND EXECUTIVE SUPPLEMENTAL PLAN TABLE

	Years of Service
Final Average Compensation (5 Years)	5	10	15	20 or more
$150,000	$18,750	$37,500	$56,250	$75,000
250,000	31,250	62,500	93,750	125,000
350,000	43,750	87,500	131,250	175,000
450,000	56,250	112,500	168,750	225,000
550,000	68,750	137,500	206,250	275,000
650,000	81,250	162,500	243,750	325,000
750,000	93,750	187,500	281,250	375,000

The following Named Executive Officers have been credited with the following years of benefit service: Mr. Neil, 17 years; Mr. Morgan, 19 years; and Mr. Johnston, 7 years. The Pension Plan and the Executive Supplemental Plan define “compensation” generally to include all remuneration to an employee for services rendered, including base pay, bonuses, special forms of pay and certain employee deferrals. Certain forms of additional compensation, including severance, moving expenses, extraordinary bonuses, long-term incentive compensation and contributions to employee benefit plans, are excluded from the definition of compensation. The Pension Plan credits compensation only up to the limit of covered compensation under Section 401(a)(17) of the Internal Revenue Code; the Executive Supplemental Plan does not impose this limit on covered compensation. The definition of “covered compensation” under the Pension Plan and the Executive Supplemental Plan, in the aggregate, is not substantially different from the amounts reflected in the Annual Compensation columns of the Summary Compensation Table. The estimates of annual retirement benefits reflected in the Pension Plan and Executive Supplemental Plan Table are based on payment in the form of a straight-life annuity and are determined after offsetting benefits payable from Social Security, as provided under the terms of the Pension Plan and the Executive Supplemental Plan.

Performance Graph

The following graph compares, for the period beginning December 31, 1998 and ending on December 31, 2003, the cumulative total return on Cox Radio’s Class A Common Stock to the cumulative total returns on the Standard & Poor’s 500 Stock Index and on an index consisting of certain peer radio broadcasting companies with which Cox Radio competes. The peer group index is comprised of the common stock of Clear Channel Communications Inc. and Emmis Broadcasting Corporation and is weighted for the respective market capitalization of each company. The comparison assumes $100 was invested on December 31, 1998 in Cox Radio’s Class A Common Stock and in each of the foregoing indices and that all dividends were reinvested.

Compensation Committee Interlocks and Insider Participation

As previously noted above, the Compensation Committee consists of Nicholas D. Trigony (Chair), Paul M. Hughes, and Juanita P. Baranco, all of whom are independent directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Policies

The Compensation Committee administers compensation for executive officers. Cox Radio has developed a policy on executive compensation, which is described in this report. This policy formed the basis of compensation decisions made by the Committee for 2003. This policy reflects Cox Radio’s belief that stockholders benefit from executive pay programs that are competitive with industry standards, variable with annual performance, and focused on stockholder value.

In developing compensation plans and setting compensation levels, Cox Radio reviews competitive compensation data provided in the Towers Perrin Media Industry Survey. This survey allows Cox Radio to examine compensation levels at companies with which Cox Radio competes for talent in the marketplace. Where necessary, survey information is supplemented by proxy statement analysis and other survey sources.

Executive Officers’ Compensation

The total compensation of executive officers consists of three components:

•	base salary;

•	annual incentive compensation; and

•	long-term incentive awards.

The philosophy of the Committee is that a substantial portion of total compensation should be at risk, based on Cox Radio’s financial and operational performance. The at-risk components of total compensation are progressively greater for higher level positions.

Base Salary

Base salary is designed to provide meaningful levels of compensation to executives, while helping Cox Radio manage its fixed costs. Salaries for top executives are determined annually, and are based on:

•	job scope and responsibilities;

•	length of service;

•	corporate, unit and individual performance;

•	competitive rates for similar positions as indicated by the Towers Perrin Media Industry Survey; and

•	subjective factors.

•	In general, executive base salaries are targeted to the 75th percentile of the competitive data.

Annual Incentive Compensation

Short-term incentives for 2003 were provided for executive officers under the Annual Incentive Program. Participation in the Annual Incentive Program is limited to a group of senior managers, including the Named Executive Officers, who have a material impact on Cox Radio’s performance. Awards earned under this program are contingent upon employment with Cox Radio through the end of the year, except for payments made in the event of death, retirement, disability, or in the event of a change in control.

Payouts under the Annual Incentive Program are determined based on:

•	annual base salary;

•	a specific percentage of base salary, which increases for higher level positions commensurate with the greater percentage of compensation at risk for those with greater responsibilities; and

•	year-over-year profitability growth and other individual objectives.

Awards under the Annual Incentive Program are based on the achievement of goals relating to performance in the fiscal year. Objective performance goals are set to represent a range of performance, with the level of the associated incentive award varying with different levels of performance achievement. The “minimum” goal is set to reflect the minimum acceptable levels of performance which will warrant payment of an incentive award. The “maximum” goal reflects an ambitious level of performance which would only be attainable in an outstanding year.

Long-Term Incentive Compensation

Long-term incentive awards typically are granted annually to provide executive officers with a competitive long-term incentive opportunity and an identity of interest with Cox Radio. For years through 2003, long-term incentives generally were provided through annual grants of nonqualified stock options under the LTIP. A stock option permits the holder to buy Cox Radio stock at a specific price during a specific period of time. As the price of Cox Radio stock rises, the option increases in value. The intent of such awards is to provide the recipient with an incentive to perform at levels that will result in better Cox Radio performance and enhanced stock value. In general, stock option awards are issued annually with an exercise price equal to the market price of Cox Radio’s Class A Common Stock at the time of award.

All options issued in 2001, 2002 and 2003 have a ten-year term. To encourage continued employment with Cox Radio, the normal vesting schedule provides for vesting over a five-year period, with 60% becoming exercisable three years from the date of grant and an additional 20% becoming exercisable in each of the next two years thereafter. However, no sooner than six months after the grant date of the options, if the stock price achieves and for a period of ten consecutive trading days maintains a level equal to or greater than 140% of the price on the grant date, vesting accelerates and these options become fully exercisable.

For years beginning with 2004, the Compensation Committee has approved a new long-term incentive award format for selected officers and senior executives that will consist of a mix of stock options and performance-based restricted stock awards. Awards of performance-based restricted stock are dependent upon the achievement of pre-established performance criteria. Once granted, performance-based restricted stock awards normally become 100% vested five years after the date of grant. As long as the recipient is employed by Cox Radio or its affiliates, 60% of the shares obtained through performance-based restricted stock awards will remain restricted from resale or transfer.

To ensure that executive officers and key management employees retain significant holdings in Cox Radio, the Committee maintained guidelines encouraging them to own Cox Radio stock with a value equal to one to three times their base salary, depending upon their position. However, in light of the retention criteria inherent in the new performance-based restricted stock award program, the Committee has terminated these ownership guidelines.

Chief Executive Officer Compensation

The executive compensation policy described above was applied in establishing Mr. Neil’s compensation for 2003. Mr. Neil participated in the same executive compensation plans available to Cox Radio’s other executive officers.

In 2003, Mr. Neil had a base salary of $570,000. On the basis of Cox Radio’s financial performance, including an evaluation of year-over-year profitability growth, and Mr. Neil’s individual performance, the Committee determined that an annual bonus of $292,980 had been earned for 2003. Effective March 18, 2003, Mr. Neil was granted a long-term incentive award under the LTIP in the form of options for 167,190 shares of Class A Common Stock.

Tax Deductibility Considerations

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to the executive officers named in this proxy statement, unless certain requirements are met. It is the present intention of the Compensation Committee of Cox Radio to preserve the deductibility of compensation under Section 162(m) to the extent the Committee believes that doing so would be consistent with the best interests of stockholders. As such, long-term incentive compensation awards, particularly stock option awards, generally are designed to meet the requirements for deductibility under Section 162(m).

Nicholas D. Trigony (Chairman)

Juanita P. Baranco

Paul M. Hughes

CERTAIN TRANSACTIONS

Cox Radio receives certain management services from, and has entered into certain transactions with, Cox Enterprises. Costs of the management services that are allocated to Cox Radio are based on actual direct costs incurred or on Cox Enterprises’ estimate of expenses relative to services provided to other subsidiaries of Cox Enterprises. Cox Radio believes that these allocations were made on a reasonable basis, and that receiving these management services from Cox Enterprises creates cost efficiencies, however, there has been no study or any attempt to obtain quotes from third parties to determine what the cost of obtaining such management services from third parties would have been. The management services and transactions described below have been reviewed by Cox Radio’s Audit Committee, which has determined that such management services and transactions are fair and in the best interest of Cox Radio.

•	Cox Radio receives day-to-day cash management services from Cox Enterprises, with settlements of outstanding balances between Cox Radio and Cox Enterprises occurring periodically at market interest rates. As part of these services, Cox Enterprises transfers funds to cover Cox Radio’s checks presented for payment and Cox Radio records a book overdraft, which is classified as accounts payable in the accompanying balance sheets. Book overdrafts of $4.9 million existed at December 31, 2003 as a result of Cox Radio’s checks outstanding. The amounts due to or from Cox Enterprises are generally due on demand and represent the net balance of the intercompany transactions. On December 4, 2003, Cox Radio entered into a revolving promissory note with Cox Enterprises to define the intercompany borrowing rate as Cox Enterprises’ current commercial paper borrowing rate. During 2003, Cox Enterprises’ weighted average commercial paper rates ranged from 1.0% to 1.6%. As of December 31, 2003, amounts due to Cox Radio from Cox Enterprises were approximately $6.3 million.

•	Cox Radio receives certain management services from Cox Enterprises and its wholly-owned subsidiary, Cox Broadcasting, including management and financial advisory services, legal, corporate secretarial, tax, internal audit, insurance, purchasing and materials management, employee benefit (including pension plan) administration, fleet, engineering and other support services. Cox Radio was allocated expenses for the year ended December 31, 2003 of approximately $3.1 million related to these services.

•

In connection with these management services, Cox Radio reimburses Cox Enterprises for payments made to third-party vendors for certain goods and services provided to Cox Radio under arrangements made by Cox Enterprises on behalf of Cox Enterprises and its affiliates, including Cox Radio. Cox Radio believes such arrangements result in Cox Radio receiving such goods and services at more attractive pricing than Cox Radio would be able to secure separately. Such reimbursed expenditures include insurance premiums for coverage through the Cox Enterprises insurance program, which provides coverage for all of its affiliates, including Cox Radio. Rather than self-insuring these risks, Cox Enterprises purchases insurance for a fixed-premium cost from several insurance companies, including an insurance company owned indirectly by descendants of Governor James M. Cox, the founder of Cox Enterprises, including James C. Kennedy, Chairman of Cox Radio’s Board of Directors, and his sister, who each own 25%. This insurance company is an insurer and reinsurer on various insurance policies purchased by Cox Enterprises, and it employs an independent consulting actuary to calculate the annual premiums for general/auto liability and workers compensation insurance based on Cox Radio’s loss experience, consistent with insurance industry practice. Cox Radio’s portion of these insurance costs for 2003 was approximately $0.4 million.

•	Cox Radio’s employees participate in certain Cox Enterprises employee benefit plans, and Cox Radio made payments to Cox Enterprises in 2003 for the costs incurred by reason of such participation, including self-insured employee medical insurance costs of approximately $8.3 million, retiree medical payments of approximately $0.1 million, postemployment benefits of approximately $0.6 million, and executive pension plan payments of approximately $0.9 million.

•	Cox Radio pays rent and certain other occupancy costs to Cox Enterprises for space in Cox Enterprises’ corporate headquarters building. Related rent and occupancy expense is allocated based on occupied space and for the year ended December 31, 2003 was approximately $0.6 million. The new headquarters building is leased by Cox Enterprises from a partnership that, in turn, is indirectly owned by descendants of Governor James M. Cox, the founder of Cox Enterprises, with an indirect approximately 36% interest held in the aggregate by the children of James C. Kennedy, Chairman of Cox Radio’s Board of Directors and an indirect less than 3% interest held in the aggregate by Mr. Kennedy, his mother and his sister.

•	Cox Radio has entered into lease arrangements with Cox Broadcasting with respect to studio and tower site properties in Atlanta, Georgia and Dayton, Ohio that are used for Cox Radio’s radio operations in those markets. The annual rental cost to Cox Radio for 2003 in the aggregate was approximately $0.6 million.

APPROVAL OF THE COX RADIO, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

(Proposal No. 2)

The Compensation Committee of the Board of Directors adopted the Cox Radio, Inc. 2004 Employee Stock Purchase Plan on December 4, 2003, subject to the approval of the stockholders of Cox Radio at the Annual Meeting. A total of 600,000 shares of Class A Common Stock have been authorized for issuance under the Employee Stock Purchase Plan. The Employee Stock Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code. Under the terms of the Employee Stock Purchase Plan, eligible employees must indicate the dollar amount to be withheld per pay period to purchase shares of Class A Common Stock. Eligible employees include employees who regularly are scheduled to work at least 20 hours per week, including employees who are on an authorized leave of absence. Approximately 1,789 employees will be eligible to participate in the Employee Stock Purchase Plan. Shares will be offered to eligible employees for subscription during the period beginning on one of four grant dates (April 1, 2004, October 1, 2004, April 1, 2005, and October 1, 2005) and ending 45 days thereafter. The Employee Stock Purchase Plan will remain in effect until March 31, 2006.

The price of the Class A Common Stock offered to employees will be the lower of 85% of the fair market value of the Class A Common Stock on the applicable grant date or 90% of the fair market value of the Class A Common Stock at the end of the offering period. In order to participate, employees must authorize Cox to withhold funds from their pay. The maximum amount that may be paid by an employee who participates in the Employee Stock Purchase Plan is $25,000. An employee may elect to withdraw from the Employee Stock Purchase Plan at any time prior to the last day of the offering period, and may request that his or her total contributions be refunded either in cash or in whole shares of Class A Common Stock, with any remaining amount refunded to the employee in cash. If the aggregate subscriptions exceed the authorized two million shares of Class A Common Stock, each participant’s subscription will be reduced on a pro rata basis. The Employee Stock Purchase Plan will be administered by a management committee, whose members are appointed by Cox Radio’s Board of Directors or the Compensation Committee.

Generally, no tax consequences will arise at the time an employee purchases Class A Common Stock under the Employee Stock Purchase Plan. If an employee disposes of the Class A Common Stock purchased under the Employee Stock Purchase Plan less than one year after it was purchased and within two years of the grant date, the employee will be deemed to have received compensation taxable as ordinary income in an amount equal to the difference between the amount paid by the employee to purchase the Class A Common Stock, and its fair market value as of the date of purchase. The amount of such ordinary income will be added to the employee’s cost basis for purposes of determining capital gain or loss upon the disposition of the Class A Common Stock by the employee.

If an employee does not dispose of the Class A Common Stock purchased under the Employee Stock Purchase Plan until at least one year after it was purchased and at least two years after the grant date, the employee will be deemed to have received compensation taxable as ordinary income in an amount equal to the lesser of (a) the difference between the discounted purchase price of the Class A Common Stock as of the grant date and the fair market value of the Class A Common Stock as of the grant date, or (b) the excess of the fair market value of the Class A Common Stock as of the date of disposition over the discounted purchase price. The amount of such ordinary income will be added to the employee’s cost basis for purposes of determining capital gain or loss upon the disposition of the Class A Common Stock by the employee. Cox Radio generally will not be entitled to a deduction with respect to the Class A Common Stock purchased by an employee, unless the employee disposes of the Class A Common Stock less than one year after the Class A Common Stock was purchased by the employee or less than two years after the grant date.

The Employee Stock Purchase Plan may be amended, modified, or terminated by the Board of Directors in whole or in part at any time, provided that no such amendment, modification, or termination may adversely affect the rights of any participant without such participant’s consent, and any such amendment, modification, or termination will be subject to the approval of the stockholders to the extent required by any federal or state law or regulation of any stock exchange on which the Class A Common Stock is listed.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

APPROVAL OF THE COX RADIO, INC.

SECOND AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

(Proposal No. 3)

The Compensation Committee of the Board of Directors has amended and restated the Cox Radio, Inc. Amended and Restated Long-Term Incentive Plan, subject to approval by the stockholders of Cox Radio at the 2004 Annual Meeting.

Plan Administration.    The purpose of the Cox Radio, Inc. Second Amended and Restated Long-Term Incentive Plan (the “Long-Term Incentive Plan”) is to advance the interests of Cox Radio by providing incentives to certain employees of Cox Radio and its subsidiaries through awards of various forms of equity-based compensation. The Long-Term Incentive Plan is administered by the Compensation Committee of the Board of

Directors. The Compensation Committee has sole discretion, subject to the terms of the Long-Term Incentive Plan, to determine the amounts and types of awards to be made, set the terms, conditions and limitations applicable to each award, and prescribe the form of the instruments embodying any award. Certain functions under the Long-Term Incentive Plan may be delegated by the Compensation Committee to any person or persons, and pursuant to this authority, the Compensation Committee has delegated certain administrative and other functions to a management committee. The Board of Directors has the right to amend, modify, suspend or terminate the Long-Term Incentive Plan at any time without notice, provided that no participant’s rights in an existing award may be adversely affected without his or her consent. Any amendment or similar action will be submitted for stockholder approval if required by law, regulation, or rule of any stock exchange on which Cox Radio’s Class A Common Stock is traded.

Types and Number of Awards Under the Plan.    There are 13,200,000 shares of Cox Radio’s Class A Common Stock reserved for issuance under the Long-Term Incentive Plan. Of this total, as of December 31, 2003, 2,760,464 shares have been issued previously pursuant to awards under the Long-Term Incentive Plan, 5,479,307 shares are subject to outstanding options or other awards, and 4,960,229 shares will be available for future issuance. If any shares to be awarded under the Long-Term Incentive Plan are forfeited, those shares may be added to the remaining share total and re-granted.

No participant may be granted more than 250,000 shares subject to any combination of performance-based awards, restricted stock, or other stock-based awards that are subject to performance criteria in any given year. The maximum payout for any participant for a performance-based award paid in cash is 100 percent of the participant’s January 1 base salary for the year of the payment. No participant may receive more than 500,000 options in any given year.

All of the share totals described above will be adjusted by the Compensation Committee in its discretion to reflect any change in the number of shares of Class A Common Stock due to any stock dividend, stock split, combination, recapitalization, merger, spin-off, or similar corporate transaction.

Eligibility.    The Compensation Committee or the management committee, as appropriate, is authorized to grant awards under the Long-Term Incentive Plan to any officer or other employee of Cox Radio and its subsidiaries who is selected to receive an award. This group of eligible participants consists of approximately 1,000 individuals.

Duration of Options.    No stock option may be exercised more than 10 years after the date of grant, and all stock appreciation rights will expire not later than 10 years after the date of grant.

Vesting and Exercise of Options.    Options become exercisable when they have vested. Vesting schedules are set forth in an agreement or notice of award. Awards typically provide that a participant who terminates employment for reasons other than for cause, retirement, death, permanent disability or transfer to an affiliated company will have 90 days to exercise any vested stock options, and any unvested stock options will be forfeited. A participant who is terminated for cause will forfeit all benefits under the Long-Term Incentive Plan, and all options (both vested and unvested) will be cancelled.

Payment for Options.    The exercise price of any stock option awarded under the Long-Term Incentive Plan will be determined by the Compensation Committee. Except for certain awards substituted for or granted in tandem with previously issued awards, the exercise price will not be less than the fair market value of Cox Radio’s Class A Common Stock on the date of grant. Participants may exercise an option by making payment in any manner specified by the Compensation Committee, including without limitation by tendering previously owned shares of Class A Common Stock or by “cashless exercise.”

Stock Appreciation Rights.    A stock appreciation right gives the participant the right to receive upon exercise the excess of the fair market value of a share of stock on a specified date over the grant price. Except for certain awards substituted for or granted in tandem with previously issued awards, the grant price will be not less than the fair market value of Cox Radio’s Class A Common Stock on the date of grant. The Compensation Committee has the discretion to determine the manner in which stock appreciation rights may be paid, including in cash, shares or a combination thereof.

Restricted Stock.    The Compensation Committee or the management committee, as appropriate, may authorize awards of restricted stock, including performance-based restricted stock. Restricted stock is common stock that is non-transferable and subject to other restrictions for a specified period. Unless the Compensation Committee or the management committee, as appropriate, determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment during the restricted period, then the restricted stock will be forfeited. Performance-based restricted stock may be subject to additional risk of forfeiture during the restricted period until and unless certain conditions are met. These conditions are established by the Compensation Committee or the management committee, as appropriate, and may include the performance criteria described below.

Deferred Stock.    The Compensation Committee or the management committee, as appropriate, may authorize grants of rights to receive shares of common stock at the end of a specified deferral period. Awards of deferred stock may be made for no consideration or for an amount that is less than the fair market value on the date of grant. Unless the Compensation Committee or the management committee, as appropriate, determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment during the deferral period, then the award will be forfeited.

Performance-Based Awards.    The Compensation Committee or the management committee, as appropriate, may grant awards that are based on pre-established performance criteria, or that specify performance criteria to be achieved as a condition to vesting or payment, including awards of performance-based restricted stock. For purposes of the Long-Term Incentive Plan, “performance criteria” mean pre-established objective performance goals consisting of one or more of the following: revenue, income (operating income, income before depreciation and amortization, or net income), cash flow (operating cash flow or free cash flow), EBITDA (earnings before interest, taxes, depreciation or amortization), profit, earnings per share, return on assets, return on equity, return on investment, or total shareholder return. The Compensation Committee or the management committee, as appropriate, may utilize other criteria for the purpose of reducing, but not increasing, any performance-based award.

Assignment and Transfer.    Unless otherwise determined by the Compensation Committee or the management committee, as appropriate, awards generally are not assignable or transferable, except by will or by the laws of descent and distribution, provided that a participant may designate a beneficiary to exercise the participant’s rights, and receive any distribution, in the event of death. No right or interest of a participant in any award may be pledged or encumbered, or made subject to any lien, obligation or liability of the participant.

Estimate of Benefits.    The number of stock options, stock appreciation rights and other awards that would be granted to officers and other employees under the Long-Term Incentive Plan is not currently determinable. During 2003, options were awarded under the Cox Radio, Inc. Long-Term Incentive Plan to the Chief Executive Officer and the other Named Executive Officers in the amounts shown in the table on page 14 of this Proxy Statement. In 2003, 403,420 options were awarded to current executive officers as a group, 1,368,450 options were awarded to approximately 369 non-executive officer employees, and no shares of restricted stock were awarded.

Federal Income Tax Consequences to the Company and the Participants.    Some of the options granted under the Long-Term Incentive Plan may be incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code. Under present federal tax laws, there are no federal income tax consequences to either Cox Radio or the participant upon the grant or exercise of an ISO. If the participant does not dispose of the stock acquired through the ISO for two years from the date of grant or one year from the date of exercise, then any gain realized from a subsequent disposition would constitute long-term capital gain to the participant. If the participant does dispose of the stock prior to the expiration of either holding period, any gain equal to the excess of the fair market value of the stock on the date of exercise (or, if less, the amount realized on the disposition of the stock if a sale or exchange) over the option price would constitute ordinary income to the participant. Any additional gain realized upon the disposition would be taxable either as a short-term capital gain or a long-term capital gain, depending on how long the participant held the stock.

Cox Radio generally is not entitled to an income tax deduction for the grant of an ISO or as a result of either the participant’s exercise of an ISO or the participant’s sale of the stock acquired upon the exercise of an ISO. However, if the participant sells the stock either within two years from the date of grant or within one year from the date of exercise, then the ISO is treated for federal income tax purposes as if it were a nonqualified stock option and Cox Radio will be entitled to a federal income tax deduction equal to the amount of income recognized by the participant.

Stock options that do not constitute ISOs (“nonqualified options”) may also be granted under the Long-Term Incentive Plan. Under present federal tax laws, there are no federal income tax consequences to either Cox Radio or the participant upon the grant of a nonqualified option. However, the participant will recognize ordinary income upon the exercise of a nonqualified option in an amount equal to the excess of the fair market value of the stock at the time of exercise over the option price, and Cox Radio will receive a corresponding deduction. Any gain realized upon a subsequent disposition of the stock will constitute either a short-term or long-term capital gain to the participant, depending on how long it is held.

Unless the participant makes a special tax election, restricted stock awards are not taxable to the participant as long as the shares remain nontransferable and subject to a substantial risk of forfeiture. When these transferability restrictions and forfeiture risks lapse or are removed, the participant at the time of such lapse or removal generally will recognize as ordinary income the fair market value of the stock, less any amounts that were paid to acquire the stock. Cox Radio will receive a federal income tax deduction equal to the amount of ordinary income recognized by the participant.

No taxable income is recognized upon the grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize as ordinary income the amount of any cash received, plus the fair market value of any stock acquired (less any amount required to be paid by the participant). Cox Radio will receive a federal income tax deduction equal to the amount of ordinary income recognized by the participant.

Payment of cash and outright grants of stock will be taxed as ordinary income at the time the cash or stock is received, and Cox Radio will be entitled to a corresponding deduction equal to the amount of income recognized by the participant.

The average of the high and low market price of Cox Radio’s Class A Common Stock as reported on the New York Stock Exchange composite transactions listing for January 30, 2004 was $23.14 per share.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Other Matters

Management does not know of any other matters to be considered at the Annual Meeting. If any other matters do properly come before the meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment, and the discretionary authority to do so is included in the proxy.

Independent Public Accountants

The Audit Committee has selected the firm of Deloitte & Touche LLP, independent certified public accountants, as our independent auditor for the year ending December 31, 2004. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be offered the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Annual Report on Form 10-K

Cox Radio’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is enclosed with this proxy statement. Cox Radio will deliver only one copy of its proxy statement and Form 10-K to multiple security holders sharing an address unless Cox Radio has received contrary instructions from such security holder(s). If you share an address with another security holder and would like to receive a separate proxy statement and Form 10-K now or in the future, please contact the Corporate Secretary, Cox Radio, Inc., 6205 Peachtree Dunwoody Road, Atlanta, Georgia, 30328, telephone (678) 645-0000.

Transfer Agent and Registrar

Cox Radio’s transfer agent and registrar is Wachovia Bank, N.A., 1525 West W.T. Harris Boulevard, Suite 3C3, Charlotte, North Carolina 28262.

Submission of Stockholder Proposals

It is anticipated that the 2005 Annual Meeting of Stockholders of Cox Radio will be held in May 2005. Any stockholders who intend to present proposals at the 2005 Annual Meeting of Stockholders, and who wish to have such proposals included in Cox Radio’s Proxy Statement for the 2005 Annual Meeting, must ensure that such proposals are received by the Corporate Secretary of Cox Radio not later than December 4, 2004. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Rule 14a-8, in order to be eligible for inclusion in Cox Radio’s 2005 proxy materials. Any stockholder proposal that a stockholder wishes to present at the 2005 Annual Meeting, other than through inclusion in the proxy materials, must be received at least 30 (but not more than 60) days prior to the scheduled date of the 2005 Annual Meeting or it will be considered untimely. It is anticipated that Cox Radio’s 2005 Annual Meeting will be held during May of 2005, and any stockholder wishing to submit a proposal at the 2005 Annual Meeting should contact the Corporate Secretary of Cox Radio after January 1, 2005 to obtain the anticipated meeting date and proposal deadlines. Any proposals should be sent to the Corporate Secretary, Cox Radio, Inc., 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328.

By Order of the Board of Directors,

Andrew A. Merdek

Corporate Secretary

Atlanta, Georgia

April 5, 2004

APPENDIX A

COX RADIO, INC.

Audit Committee Charter

A.	Committee Structure and Governance.

The Board of Directors shall annually appoint a minimum of three Directors to serve as Members of its Audit Committee until their term as Director expires and their respective successors have been appointed, including one such Member as Chairperson. The Chairperson shall be responsible for leadership of the Committee, including presiding over meetings and reporting to the Board. In the event that the Chairperson is unable to perform at any time for any reason, he or she or the Chairman of the Board may designate another Committee Member to act as Chairperson in his or her absence. The Chairperson or his or her designee will also maintain liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit.

B.	Financial Literacy and Independence.

The membership of the Committee shall consist of Directors who, in the business judgment of the Board, are financially literate, including at least one Member with, in the business judgment of the Board, accounting or related financial management expertise. Each Member of the Committee shall meet the independence requirements for serving on audit committees set forth in the Corporate Governance Rules of the New York Stock Exchange and any applicable rules of the Securities and Exchange Commission (including Rule 10A-3). No Member shall have any material relationship with Cox Radio, as affirmatively determined by the Board in its business judgment, and each Member shall be free of any relationship that, in the business judgment of the Board, would interfere with his or her individual exercise of independent judgment.

C.	Purpose of the Committee.

(1)	The Committee assists the Board with oversight of: (a) the integrity of Cox Radio’s financial statements; (b) Cox Radio’s compliance with legal and regulatory requirements; (c) the independent auditor’s qualifications and independence; and (d) the performance of Cox Radio’s internal audit function and independent auditor.

(2)	The Committee prepares and issues a report annually to be included in Cox Radio’s annual proxy statement. The report shall indicate whether, based on the review and discussions described below, the Committee recommended to the Board that the audited financial statements be included in Cox Radio’s annual report on Form 10-K. The report shall state whether the Committee considered the compatibility of any non-audit services provided by the independent auditor with the independence of the independent auditor. The report shall also include a discussion of whether the Committee reviewed and discussed the audited financial statements with management and the independent auditor, discussed the matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, and independence issues with the independent auditor, and received the communications from the independent auditor required by Independence Standards Board Standard No. 1.

(3)	The Committee maintains free and open communication with the independent auditor, the internal auditor and management.

D.	Duties and Responsibilities.

The Audit Committee’s primary duties and responsibilities include:

(1)	Direct responsibility for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Cox Radio as its independent auditor. Each such registered public accounting firm shall report directly to the Committee, and shall have full access to the Committee (and the Board) to report on any and all appropriate matters. The Committee will obtain from the independent auditor a written affirmation that the independent auditor is in fact independent, discuss with the independent auditor any relationships that may impact the independent auditor’s independence, and consider the compatibility of any permitted non-audit services with such independence.

(2)	Establishing procedures for: (a) the receipt, retention, and treatment of complaints received by Cox Radio regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of Cox Radio of concerns regarding questionable accounting or auditing matters.

(3)	The authority to engage independent counsel and other advisers, as the Committee determines necessary to carry out its duties, and to investigate any matter brought to the Committee’s attention.

(4)	Determining appropriate funding, as necessary, for the payment of: (a) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Cox Radio; (b) compensation to any advisers employed by the Committee; and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

(5)	Obtaining and reviewing at least annually a report by the independent auditor describing: the firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and Cox Radio.

(6)	Evaluating at least annually the independent auditor’s qualifications, performance and independence, including a review and evaluation of the lead audit partner.

(7)	Approving audit services and fees and permitted non-audit services and fees, and establishing policies and procedures for the pre-approval of such engagements so that the Committee is informed of all such engagements.

(8)	Reviewing the annual audited financial statements, and the quarterly financial statements prior to filing or prior to the release of earnings, and discussing them with management and the independent auditor, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These discussions shall include consideration of the quality of Cox Radio’s accounting principles as applied in its financial reporting, including review of estimates, reserves, accruals and other judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on this review, the Committee shall make its recommendation that the Board include the annual audited financial statements in Cox Radio’s annual report on Form 10-K. Quarterly financial reviews may be performed by the Committee as a whole or, at his or her discretion, by its Chairperson or his or her designee acting on its behalf.

(9)	Discussing Cox Radio’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, provided that the Committee shall not be required to have such discussions in advance of each earnings release or instance where guidance is provided, but may instead have such discussions generally. Such discussions shall include a review of the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information).

(10)	Discussing policies with respect to Cox Radio’s risk assessment and risk management, and reviewing the activities of Cox Radio’s Risk Committee.

(11)	Meeting separately, periodically, with management, with the internal auditor (or other personnel responsible for the internal audit function) and with the independent auditor.

(12)	Reviewing with the independent auditor any audit problems or difficulties, and management’s response.

(13)	Reviewing and discussing with management, the internal auditor and the independent auditor the quality and adequacy of Cox Radio’s internal controls and internal control over financial reporting, including any special audit steps adopted in light of material control deficiencies.

(14)	Reviewing and discussing with management, the internal auditor and the independent auditor the nature and quality of the audit process and Cox Radio’s financial reporting, including without limitation: (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in Cox Radio’s selection or application of accounting principles; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements.

(15)	Providing guidance and oversight to Cox Radio’s internal audit activities, including reviewing the organization, plans and results of such activity.

(16)	Setting clear hiring policies for employees or former employees of the independent auditor, consistent with applicable law, regulation, and professional oversight standards.

(17)	Fair and impartial review and oversight of related party transactions consistent with Section 307 of the Listed Company Manual of the New York Stock Exchange.

(18)	Reporting Audit Committee activities regularly to the full Board.

E.    Annual Performance Evaluation.    Each year the Committee shall conduct an evaluation of the Committee’s performance over the preceding year. In connection with this evaluation, the Committee shall also review this Charter to assess its adequacy, and update it as necessary or appropriate.

APPENDIX B

Cox Radio, Inc. 2004 Employee Stock Purchase Plan

1.     Purpose of the Plan.

The purpose of the Cox Radio, Inc. 2004 Employee Stock Purchase Plan (the “Plan”) is to provide a method by which eligible employees of Cox Radio, Inc. and its subsidiary corporations (collectively, the “Company”) may purchase shares of Class A Common Stock of the Company by payroll deductions. By this process, eligible employees will have an opportunity to acquire an ownership interest in the Company and a further incentive to promote the best interests of the Company. The Plan is intended to meet the requirements for an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, and is to be interpreted and applied consistent with those requirements. The Plan shall be effective as of the date it is approved by the Compensation Committee of the Board of Directors of Cox Radio, Inc. (the “Compensation Committee”), provided that the stockholders of Cox Radio, Inc. approve the Plan within the time period prescribed by applicable law. If stockholder approval is not obtained within the applicable period, then the Plan shall be rescinded, and all payroll deductions made under the Plan shall be fully refunded without interest.

2.     Definitions.

Code means the Internal Revenue Code of 1986, as amended.

Committee means the Management Committee as designated by the Board of Directors or the Compensation Committee of Cox Radio, Inc.

Company means Cox Radio, Inc., including any successor entity, and its subsidiary corporations.

Eligible Employee means any employee of the Company regularly scheduled to work at least 20 hours per week, including any such person who is on an authorized leave of absence. Notwithstanding the foregoing, any employee of the Company who, after purchasing Shares under the Plan, would own 5 percent or more of the total combined voting power or value of all classes of stock of the Company, or any parent corporation or subsidiary corporation of the Company, is not eligible to participate in the Plan. Ownership of stock is determined in accordance with the provisions of Section 424(d) of the Code. For all Plan purposes, the terms “parent corporation” and “subsidiary corporation” have the meanings set forth in Sections 424(e) and (f) of the Code, respectively.

Entry Date means one of the four dates on which Eligible Employees may commence participation in the Plan, including April 1, 2004, October 1, 2004, April 1, 2005, and October 1, 2005.

Fair Market Value means the average of the closing prices per Share as reflected by the composite transactions on the New York Stock Exchange throughout a period of the ten (10) trading days ending (a) on and including any Grant Date, or (b) on and including the last day of the Offering Period, as appropriate.

Grant Date means one of the four dates on which Shares will be offered to Eligible Employees for purchase under the Plan, including January 15, 2004, August 1, 2004, February 1, 2005, and August 1, 2005.

Offering Period means, with respect to each Eligible Employee, the period that begins on the Entry Date applicable to the Eligible Employee and that ends on March 31, 2006.

Participating Employee means an Eligible Employee who has satisfied the eligibility conditions of Paragraph 3 of this Plan, has signed a Subscription Agreement, and has begun payroll deductions.

Plan means the Cox Radio, Inc. 2004 Employee Stock Purchase Plan, as may be amended from time to time.

Purchase Date means March 31, 2006.

Shares means the Class A Common Stock of the Company.

3.     Eligibility to Participate.

Any Eligible Employee of the Company who is employed on a Grant Date is eligible to participate in the Plan as of the Entry Date that immediately follows such Grant Date. If the Eligible Employee elects not to participate on such Entry Date, he or she will not be permitted to commence participation in the Plan at any later date. If a Participating Employee withdraws from the Plan in connection with a termination of employment with the Company, but is later re-hired by the Company, then that individual will become eligible to participate in the Plan at the next Entry Date following such re-hiring.

4.     Number of Shares to Be Offered

A total of 600,000 Shares will be offered for subscription under the Plan.

5.     Purchase Price

The purchase price per Share offered under the Plan with respect to any Grant Date will be the lower of 85 percent of the Fair Market Value of the Share as of such Grant Date or 90 percent of the Fair Market Value of the Share at the end of the Offering Period.

6.     Offering of Shares for Subscription

Shares will be offered to Eligible Employees for subscription during the period beginning with the applicable Grant Date and ending on the date approximately 45 days after that Grant Date (the “Subscription Period”). To subscribe, an Eligible Employee must complete, sign and deliver a subscription agreement to the Company no later than the last day of the Subscription Period. In the subscription agreement, the Eligible Employee shall indicate the dollar amount per pay period to be contributed under the Plan (the “Subscription Amount”).

7.     Method of Payment

Payment of a Participating Employee’s Subscription Amount will be made through payroll deductions, and participation in the Plan is contingent on the Participating Employee’s providing the Company with written authorization to withhold payroll deductions. Notwithstanding the foregoing, a Participating Employee may arrange to pay any installment due for any payroll period directly to the Company in the event the Participating Employee is on an authorized unpaid leave of absence during such payroll period.

8.     Limit on Amount of Shares Subscribed

Notwithstanding anything contained in any Participating Employee’s subscription agreement, the maximum amount that may be withheld or otherwise paid to the Company for the purchase of Shares under the Plan shall be $25,000. In the event of an oversubscription of Shares, each Participating Employee’s subscription shall be reduced on a pro rata basis so that the total number of Shares subject to subscription does not exceed the maximum number of Shares authorized under Paragraph 4.

9.     Purchase of Shares

Unless a Participating Employee previously has withdrawn from the Plan as provided in Paragraphs 10(b)(i) or 10(b)(ii)(B), or has had his or her participation terminated as provided in Paragraph 11, each Participating Employee will be deemed to have exercised his or her right to purchase Shares as of the Purchase Date. The number of Shares purchased shall be equal to the whole number of Shares that may be purchased with the total amount of payments made by the Participating Employee under the Plan that have not been refunded to the Participating Employee. Any amount remaining after the purchase of full Shares will be refunded to the Participating Employee without interest.

10.    Change in Participation and Withdrawal from Plan

(a) A Participating Employee may reduce his or her Subscription Amount at any time, on a prospective basis only, by giving written notice to the Company. Such a reduction shall take effect as soon as administratively feasible following the date when the Company is so notified.

(b) A Participating Employee may withdraw from the Plan and cancel his or her subscription at any time prior to the Purchase Date by giving written notice of cancellation to the Company. In that event:

(i) if the individual has also terminated employment with the Company, he or she may elect (A) to have the entire amount paid to date applied to the purchase of whole Shares, with any remaining amount to be refunded in cash without interest, or (B) to have the entire amount paid to date refunded in cash without interest; or

(ii) if the individual has not also terminated employment with the Company, he or she may elect (A) to have the entire amount paid to date applied to the purchase of whole Shares as of the Purchase Date, as described in Paragraph 9, or (B) to have the entire amount paid to date refunded in cash without interest.

(c) The distributions described in Subparagraphs (b)(i) and (b)(ii)(B) will be processed at the end of each calendar quarter for changes of which the Company is notified at least twenty (20) days prior to the end of the quarter, and any payments or transfer of Shares will be made as soon as administratively feasible thereafter.

11.    Termination of Rights

In the case of termination of employment for any reason (including without limitation for death, disability, retirement or cause), the Participating Employee or his or her beneficiary may within thirty days after the happening of such event elect either of the alternatives described in Paragraph 10(b)(i). A failure to make this election within the thirty-day period will be treated as a notice of cancellation, and a cash refund will be made as described in Paragraph 10(b)(i)(B).

12.    Designation of Beneficiary

Each Participating Employee shall be permitted to designate his or her beneficiary under the Plan, and this designation shall be made in writing on a form prepared by or satisfactory to the Company, which shall be delivered to the Company. If a Participating Employee does not designate a beneficiary, any election rights otherwise subject to delegation to a beneficiary will be deemed delegated to the Participating Employee’s estate.

13.    Issuance of Shares

As soon as administratively feasible after the purchase of Shares under the Plan, the Participating Employee will be issued the number of Shares purchased, represented (in the sole discretion of the Company) by either a stock certificate or a book entry account position with the Company’s stock transfer agent.

14.     Unpaid Subscription Amounts

If any installment is due and unpaid for thirty days without satisfactory arrangements for payment being made within such period, the Participating Employee’s subscription shall be automatically canceled, all amounts previously paid shall be refunded in cash without interest, and the individual shall have no right to purchase Shares under the Plan.

15.    Rights Not Transferable

A Participating Employee’s rights under the Plan are personal to the Participating Employee alone, and may not be transferred or assigned during his or her lifetime. After Shares have been issued under the Plan, those Shares are not subject to these restrictions, and may be freely transferred like any other Shares.

16.    Application of Funds

All funds held or received by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Shares or refunded, and shall not be segregated from the general assets of the Company.

17.    Administration

The Plan shall be administered by the Committee, which shall prescribe such rules as it deems necessary to administer the Plan, and the Committee shall have the sole and discretionary authority to resolve any questions regarding the interpretation or application of the terms of the Plan.

18.    Amendment or Termination of the Plan

The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice, provided that no Participating Employee’s then-existing rights may be adversely affected without his or her consent, and provided further that any amendment of the Plan shall be subject to stockholder approval to the extent required by any federal or state law or the rules of any stock exchange on which the Shares may be listed.

19.    Adjustment of Subscriptions

In the event of any reorganization, recapitalization, stock split, stock dividend, merger, consolidation or any other change in the structure of Shares of the Company, the Board of Directors of the Company may make such adjustment as it deems appropriate in the number, kind and subscription price of Shares available for purchase under the Plan.

20.    Governing Law

This Plan will be governed and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws provisions.

APPENDIX C

COX RADIO, INC.

SECOND AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

SECTION 1.    Purpose.    The purpose of this Second Amended and Restated Long-Term Incentive Plan (the “Plan”) of Cox Radio, Inc. (the “Corporation”) is (a) to promote the identity of interests between shareholders and employees of the Corporation by encouraging and creating significant ownership of Common Stock of the Corporation by officers and other employees of the Corporation and its subsidiaries; (b) to enable the Corporation to attract and retain qualified officers and employees who contribute to the Corporation’s success by their ability, ingenuity and industry; and (c) to provide meaningful long-term incentive opportunities for officers and other employees who are responsible for the success of the Corporation and who are in a position to make significant contributions toward its objectives.

SECTION 2.    Definitions.    In addition to the terms defined elsewhere in the Plan, the following shall be defined terms under the Plan:

2.01. “Award” means any Performance Award, Option, Stock Appreciation Right, Restricted Stock, Deferred Stock, Dividend Equivalent, or Other Stock-Based Award, or any other right or interest relating to Shares or cash, granted to a Participant under the Plan.

2.02. “Award Agreement” means any written agreement, contract or other instrument or document evidencing the terms and conditions of an individual Award. Each Award Agreement shall be subject to the terms and conditions of the Plan.

2.03. “Board” means the Board of Directors of the Corporation.

2.04. “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

2.05. “Committee” means the committee designated by the Board to administer the Plan, or another committee to which certain administrative or other functions have been delegated consistent with the terms of the Plan.

2.06. “Corporation” is defined as Cox Radio, Inc. or any successor to it in ownership of substantially all of its assets, whether by merger, consolidation or otherwise.

2.07. “Covered Employee” means the chief executive officer and the officers of the Corporation for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code, and successor provisions.

2.08. “Deferred Stock” means a right, granted to a Participant under Section 6.05, to receive Shares at the end of a specified deferral period.

2.09. “Dividend Equivalent” means a right, granted to a Participant under Section 6.03, to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares.

2.10. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

2.11. “Fair Market Value” means, with respect to Shares, Awards or other property, the fair market value of such Shares, Awards or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Shares as of any date shall be the average of the high and the low sales price on that date of a Share as reported in the New York Stock Exchange Composite Transaction Report; provided, that if there were no sales on the valuation date but there were sales on dates within a reasonable period both before and after the valuation date, the Fair Market Value is the weighted average of the high and low sale prices on the nearest date before and the nearest date after the valuation date. The average is to be weighted inversely by the respective numbers of trading days between the selling dates and the valuation date.

2.12. “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.13. “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.14. “Option” means a right, granted to a Participant under Section 6.06, to purchase Shares, other Awards, or other property at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.15. “Other Stock-Based Award” means a right, granted to a Participant under Section 6.08, that relates to or is valued by reference to Shares.

2.16. “Participant” means a person who, as an officer or employee of the Corporation or any Subsidiary, has been granted an Award under the Plan.

2.17. “Performance Award” means a right, granted to a Participant under Section 6.02, to receive cash, Shares, other Awards, or other property the payment of which is contingent upon achievement of performance goals specified by the Committee.

2.18. “Performance-Based Restricted Stock” means Restricted Stock that is (a) awarded based on preestablished performance criteria, or (b) subject to a risk of forfeiture if preestablished performance criteria are not met within the restriction period.

2.19. “Plan” is the Cox Radio, Inc. Amended and Restated Long-Term Incentive Plan.

2.20. “Restricted Stock” means Shares granted to a Participant under Section 6.04, that are subject to certain restrictions and to a risk of forfeiture.

2.21. “Rule 16b-3” means Rule 16b-3, as from time to time amended, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

2.22. “Shares” means the Class A Common Stock of the Corporation and such other securities of the Corporation as may be substituted for Shares or such other securities pursuant to Section 10.

2.23. “Stock Appreciation Right” means a right, granted to a Participant under Section 6.07, to be paid an amount measured by the appreciation in the Fair Market Value of Shares from the date of grant to the date of exercise of the right, with payment to be made in cash, Shares, other Awards, or other property as specified in the Award or determined by the Committee.

2.24. “Subsidiary” means any corporation (other than the Corporation) with respect to which the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock.

2.25. “Year” means a calendar year.

SECTION 3.    Administration.

3.01.    Authority of the Committee.    The Plan shall be administered by the Committee. Each Award shall be evidenced by an Award Agreement, executed by the Corporation and the Participant, in a form satisfactory to the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select and designate Participants;

(ii) to determine the type or types of Awards to be granted to each Participant;

(iii) to determine the number of Awards to be granted, the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers or accelerations thereof, and waiver of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be cancelled, forfeited or surrendered;

(v) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee or at the election of the Participant;

(vi) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and

(ix) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

3.02.    Manner of Exercise of Committee Authority.    Except to the extent specifically reserved to another entity under the terms of the Plan or applicable law, the Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Corporation, Subsidiaries, Participants and any person claiming any rights under the Plan from or through any Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, to hold a meeting. The Committee may delegate to officers or managers of the Corporation or any Subsidiary the authority to perform administrative functions under the Plan, subject to such terms as the Committee shall determine. Notwithstanding any provisions of the Plan to the contrary, the Committee may delegate any or all of its authority under the terms of the Plan to any person or persons the Committee shall from time to time designate.

3.03.    Limitation of Liability.    Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Corporation or any Subsidiary, the Corporation’s independent certified public accountants, legal counsel or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Corporation acting on behalf of the

Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Corporation acting on their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action, determination, or interpretation.

SECTION 4.    Shares Subject to the Plan.    Subject to adjustment as provided in Section 10, the total number of Shares reserved and available for Awards under the Plan shall be 13,200,000. For purposes of this Section 4, the number of and time at which Shares shall be deemed to be subject to Awards and therefore counted against the number of Shares reserved and available under the Plan shall be the earliest date at which the Committee can reasonably estimate the number of Shares to be distributed in settlement of an Award or with respect to which payments will be made; provided that, subject to the requirements of Rule 16b-3, the Committee may adopt procedures for the counting of Shares relating to any Award for which the number of Shares to be distributed or with respect to which payment will be made cannot be fixed at the date of grant to ensure appropriate counting, avoid double counting (in the case of tandem or substitute awards), and provide for adjustments in any case in which the number of Shares actually distributed or with respect to which payments are actually made differs from the number of Shares previously counted in connection with such Award.

The Shares subject to the Plan may be unissued Shares or reacquired Shares, bought on the open market or otherwise. If any Shares to which an Award relates are forfeited or the Award is settled or terminates without a distribution of Shares (whether or not cash, other Awards, or other property is distributed with respect to such Award), any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement or termination, again be available for Awards under the Plan; provided that in the event Rule 16b-3 applies to the issuance of an Award, such Shares shall be available for issuance only to the extent the issuance of such Shares would be exempted under Rule 16b-3.

SECTION 5.    Eligibility.    Awards may be granted only to individuals who are officers or other employees (including employees who are also directors) of the Corporation or a Subsidiary.

SECTION 6.    Specific Terms of Awards.

6.01.    General.    Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11.02), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation the acceleration of vesting of any Awards or terms requiring forfeiture of Awards in the event of termination of employment by the Participant. Except as provided in Sections 7.03 or 7.04, only services may be required as consideration for the grant of any Award.

6.02.    Performance Awards.    Subject to the provisions of Sections 7.01 and 7.02, the Committee is authorized to grant Performance Awards to Participants on the following terms and conditions:

(i)    Awards and Conditions.    A Performance Award shall confer upon the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Award is granted, in whole or in part, as determined by the Committee, conditioned upon the achievement of performance criteria determined by the Committee.

(ii)    Other Terms.    A Performance Award shall be denominated in Shares and may be payable in cash, Shares, other Awards, or other property, and have such other terms as shall be determined by the Committee.

6.03.    Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to Participants. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or Awards, or otherwise reinvested.

6.04.    Restricted Stock.    The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)    Issuance and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise as the Committee shall determine.

(ii)    Forfeiture.    Performance-Based Restricted Stock shall be (a) based on preestablished performance criteria, or (b) forfeited unless preestablished performance criteria specified by the Committee are met during the applicable restriction period. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes.

(iii)    Certificates of Shares.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Corporation shall retain physical possession of the certificates, and the Participant shall deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock.

(iv)    Dividends.    Unless otherwise determined by the Committee, cash dividends paid on Performance-Based Restricted Stock shall be automatically reinvested in additional shares of Performance-Based Restricted Stock and cash dividends paid on other Restricted Stock shall be paid to the Participant. Dividends reinvested in Performance-Based Restricted Stock and Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such stock or other property has been distributed.

6.05.    Deferred Stock.    The Committee is authorized to grant Deferred Stock to Participants, on the following terms and conditions:

(i)    Award and Restrictions.    Delivery of Shares will occur upon expiration of the deferral period specified for Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments, or otherwise, as the Committee shall determine.

(ii)    Forfeiture.    Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

6.06.    Options.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)    Exercise Price.    The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, that, except as provided in Section 7.03, such exercise price shall be not less than the Fair Market Value of a Share on the date of grant of such Option.

(ii)    Time and Method of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares, other Awards or awards issued under other Corporation plans, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements), and the methods by which Shares will be delivered or deemed to be delivered to Participants. Options shall expire not later than ten years after the date of grant.

(iii)    Incentive Stock Options.    The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no Incentive Stock Option shall be granted more than ten years after the effective date of the Plan. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. In the event a Participant voluntarily disqualifies an Option as an Incentive Stock Option, the Committee may, but shall not be obligated to, make such additional Awards or pay bonuses as the Committee shall deem appropriate to reflect the tax savings to the Corporation which result from such disqualification.

6.07.    Stock Appreciation Rights.    The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(i)    Right to Payment.    A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, other than one related to an Incentive Stock Option, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise or Change in Control, as defined in Section 9.02) over (B) the grant price of the Stock Appreciation Right as determined by the Committee as of the date of grant of the Stock Appreciation Right, which, except as provided in Section 7.03, shall be not less than the Fair Market Value of one Share on the date of grant.

(ii)    Other Terms.    The Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any Stock Appreciation Right. Limited Stock Appreciation Rights that may be exercised only upon the occurrence of a Change in Control (as such term is defined in Section 9.02) or as otherwise defined by the Committee) may be granted under this Section 6.07. Stock Appreciation Rights shall expire not later than ten years after the date of grant.

6.08.    Other Stock-Based Awards.    The Committee is authorized to grant to Participants other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards, which may include performance criteria. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6.08 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, or other property, as the Committee shall determine.

SECTION 7.    Certain Provisions Applicable to Awards.

7.01.    Performance-Based Awards.    Performance Awards, Performance-Based Restricted Stock, and certain Other Stock-Based Awards subject to performance criteria are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and shall be paid solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of Section 162(m) and the regulations thereunder. As selected by the Committee, the performance goal shall be the attainment of one or more of the preestablished amounts of revenue, income (operating income, income before depreciation and amortization, or net income), cash flow (operating cash flow or free cash flow), EBITDA (earnings before interest, taxes, depreciation or amortization), profit, earnings per share, return on assets, return on equity, return on investment, or total shareholder return.

The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the direction of the Committee.

7.02.    Maximum Individual Awards.    No individual may be granted more than 250,000 shares subject to any combination of Performance Awards, Restricted Stock, or other Stock-Based Awards subject to performance criteria in any given year. The maximum payout for any individual for a Performance Award paid in cash is 100 percent of the participant’s January 1 base salary for the year of the Performance Award payment. No individual may receive more than 500,000 Options in any given year. The Share amounts in this Section 7.02 are subject to adjustment under Section 10 and are subject to the Plan maximum under Section 4.

7.03.    Stand-Alone, Additional, Tandem, and Substitute Awards.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Corporation, any Subsidiary, or any business entity to be acquired by the Corporation or a Subsidiary, or any other right of a Participant to receive payment from the Corporation or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Share exercise price of any Option, grant price of any Stock Appreciation Right, or purchase price of any other Award conferring a right to purchase Shares:

(i) Granted in substitution for an outstanding Award or award shall be not less than the lesser of the Fair Market Value of a Share at the date such substitute award is granted or such Fair Market Value at that date reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

(ii) Retroactively granted in tandem with an outstanding Award or award shall be not less than the lesser of the Fair Market Value of a Share at the date of grant of the later Award or at the date of grant of the earlier Award or award.

7.04.    Exchange Provisions.    The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Shares, other Awards (subject to Section 7.03), or other property based on such terms and conditions as the Committee shall determine and communicate to the Participant at the time that such offer is made.

7.05.    Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Option or a Stock Appreciation Right granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

7.06.    Form of Payment Under Awards.    Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Corporation or a Subsidiary upon the grant or exercise of an Award may be made in such form as the Committee shall determine, including without limitation, cash, Shares, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Shares.

SECTION 8.    General Restrictions Applicable to Awards.

8.01.    Specific Restrictions.

8.01.1.    Six-Month Holding Period.    Unless a Participant could otherwise transfer an equity security, derivative security, or Shares issued upon exercise of a derivative security granted under the Plan without incurring liability under Section 16(b) of the Exchange Act, (i) an equity security issued under the Plan, other than an equity security issued upon exercise or conversion of a derivative security granted under the Plan, shall be held for at least six months from the date of acquisition; (ii) with respect to a derivative security issued under the Plan, at least six months shall elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security; and (iii) any Award in the nature of a Stock Appreciation Right must be held for six months from the date of grant to the date of cash settlement.

8.01.2.    Nontransferability.    Unless otherwise determined by the Committee, Awards which constitute derivative securities (including any option, stock appreciation right, or similar right) shall not be transferable by a Participant except by will or the laws of descent and distribution (except pursuant to a beneficiary designation authorized under Section 8.02) or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and, in the case of an Incentive Stock Option or, if then required by Rule 16b-3, any other derivative security granted under the Plan, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative.

8.01.3.    Compliance with Rule 16b-3.    It is the intent of the Corporation that this Plan comply in all respects with Rule 16b-3 in connection with any Award granted to a person who is subject to Section 16 of the Exchange Act.

8.02.    Limits on Transfer of Awards; Beneficiaries.    No right or interest of a Participant in any Award shall be pledged, encumbered, or hypothecated to or in favor of any party (other than the Corporation or a Subsidiary), or shall be subject to any lien, obligation, or liability of such Participant to any party (other than the Corporation or a Subsidiary). Unless otherwise determined by the Committee (subject to the requirements of Section 8.01.2), no Award shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution (except to the Corporation under the terms of the Plan); provided, that a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any distribution, with respect to any Award, upon the death of the Participant. A beneficiary, guardian, legal representative, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant or agreement applicable to such, except to the extent the Plan and such Award Agreement or agreement otherwise provide with respect to such persons, and to any additional restrictions deemed necessary or appropriate by the Committee.

8.03.    Registration and Listing Compliance.    The Corporation shall not be obligated to deliver any Award or distribute any Shares with respect to any Award in a transaction subject to regulatory approval, registration, or any other applicable requirement of federal or state law, or subject to a listing requirement under any listing or similar agreement between the Corporation and any national securities exchange or market, until such laws, regulations, and contractual obligations of the Corporation have been complied with in full, although the Corporation shall be obligated to use reasonable efforts to obtain any such approval and comply with such requirements as promptly as practicable. If, after reasonable efforts, the Corporation is unable to obtain from any regulatory commission or agency or national securities exchange or market having jurisdiction over the Plan the authority which counsel for the Corporation deems necessary for the lawful issuance and sale of the Shares under the Plan, the Corporation shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Awards unless and until such authority is obtained.

8.04.    Share Certificates.    All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop-transfer order and other restrictions as the Committee may deem advisable under applicable federal or state laws, rules and regulations thereunder, and the rules of any national securities exchange on which Shares are listed. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions that may be applicable to Shares, including under the terms of the Plan or any Award Agreement. In addition, during any period in which Awards or Shares are subject to restrictions under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Participant, the Committee may require the Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Corporation or such other person as the Committee may designate.

SECTION 9.    Change in Control Provisions.    Notwithstanding any other provision of the Plan, the following acceleration provisions shall apply in the event of a “Change in Control” as defined in this Section 9.

9.01.    Acceleration and Cash-Out Rights.    In the event of a “Change in Control” and a “Qualified Termination” as defined in Sections 9.02 and 9.03, respectively, automatically in the case of Participants subject to Section 16 of the Exchange Act, and unless otherwise determined by the Board in writing at or after grant but prior to the occurrence of the Change in Control in the case of Participants not subject to Section 16 of the Exchange Act:

(i) the performance criteria of all Performance Awards, Performance-Based Restricted Stock, and Other Stock-Based Awards shall be deemed fully achieved and all such Awards shall be fully earned and vested, subject only to the restrictions on dispositions of equity securities set forth in Section 8.01.1 and legal restrictions on the issuance of Shares set forth in Section 8.04;

(ii) any Option, Stock Appreciation Right, and other Award in the nature of a right that may be exercised which was not previously exercisable and vested shall become fully exercisable and vested, subject only to the restrictions on disposition of equity securities set forth in Section 8.01.1 and legal restrictions on the issuance of Shares set forth in Section 8.04; and

(iii) the restrictions, deferral limitations, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, subject only to the restrictions on dispositions of equity securities set forth in Section 8.01.1 and legal restrictions on the issuance of Shares set forth in Section 8.04.

9.02.    Change in Control.    For purposes of Section 9.01, a “Change in Control” shall mean any transaction that results in the voting control of the Corporation held by Cox Enterprises, Inc., its successor or any subsidiary of either falling below 50.1 percent.

9.03.    Qualified Termination.    For the purposes of Section 9.01, a “Qualified Termination” shall mean any termination of employment for reasons other than (i) Cause; (ii) death, Disability or Retirement, or (iii) by the Participant without Good Reason within one (1) year following a Change in Control.

(a) “Cause” shall mean (i) the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Corporation or (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Corporation or its subsidiaries, monetarily or otherwise.

(b) “Disability” shall be deemed the reason for the termination by the Corporation of the Participant’s employment, if, as a result of the Participant’s incapacity due to physical or mental illness, the Participant shall have been absent from the full-time performance of the Participant’s duties with the Corporation for a period of six (6) consecutive months.

(c) “Good Reason” for termination by the Participant of the Participant’s employment shall mean the occurrence (without the Participant’s express written consent) after any Change in Control of any one of the following acts by the Corporation.

(i) a reduction by the Corporation in the Participant’s annual base salary other than for Cause or a Corporation–wide reduction in annual base salaries that generally affects similarly situated employees of the Corporation;

(ii) the relocation of the Corporation’s principal executive offices to a location more than fifty (50) miles from the location of such offices immediately prior to the Change in Control, but only in the event the Participant was employed at the Corporation’s principal executive offices immediately prior to such relocation.

(d) “Retirement” shall be deemed the reason for the termination by the Corporation or the Participant of the Participant’s employment if such employment is terminated in accordance with the Corporation’s retirement policy generally applicable to its employees, as in effect immediately prior to the Change in Control, or in accordance with any retirement arrangement established with the Participant’s consent with respect to the Participant.

SECTION 10.    Adjustment Provisions.    In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares which may thereafter be issued in connection with Awards (ii) the number and kind of Shares issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that, with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Corporation or any Subsidiary or the financial statements of the Corporation or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

SECTION 11.    Changes to the Plan and Awards.

11.01.    Changes to the Plan.    The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of shareholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Corporation’s shareholders within one year after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange on which the Shares may be listed, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights of such Participant under any Award previously granted to him.

11.02.    Changes to Awards.    The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award previously granted and any Award Agreement relating thereto;

provided, however, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially impair the rights of such Participant under such Award.

SECTION 12.    General Provisions.

12.01.    No Rights to Awards.    No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees.

12.02.    No Shareholder Rights.    No Award shall confer on any Participant any of the rights of a shareholder of the Corporation unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award.

12.03.    Tax Withholding.    The Corporation or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts or withholding and other taxes due with respect thereto, its exercise, or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Corporation and Participants to satisfy obligations for the payment of withholding taxes and other tax liabilities relating to any Award, provided, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of Participant’s tax obligations.

12.04.    No Right to Employment.    Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any employee any right to continue in the employ of the Corporation or any Subsidiary or to interfere in any way with the right of the Corporation or any Subsidiary to terminate his employment at any time or increase or decrease his compensation from the rate in existence at the time of granting of an Award.

12.05.    Unfunded Status of Awards.    The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided, that the Committee may authorize the creation of trusts or make other arrangements to meet the Corporation’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

12.06.    Other Compensatory Arrangements.    The Corporation or any Subsidiary shall be permitted to adopt other or additional compensation arrangements (which may include arrangements which relate to Awards), and such arrangements may be either generally applicable or applicable only in specific cases.

12.07.    Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

12.08.    Governing Law.    The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable Federal law.

SECTION 13.    Effective Date.    The Plan, as amended and restated, shall become effective on the date this amended and restated version is adopted under the provisions of Section 11.01, subject to the approval of the Corporation’s shareholders.

Please mark, sign and date your proxy card and return it in the postage-paid envelope. Thank you for voting.

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COX RADIO, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

COX RADIO, INC. FOR ANNUAL MEETING

ON MAY 11, 2004

The undersigned hereby appoints Robert F. Neil, Andrew A. Merdek and Neil O. Johnston, or any of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of Cox Radio, Inc. (“Cox”) to be held at 9:30 a.m. local time on Tuesday, May 11, 2004, at Corporate Headquarters at 6205 Peachtree Dunwoody Road, Atlanta, Georgia 30328, or at any adjournment thereof, and to vote at such meeting pursuant to this proxy the shares of stock of Cox the undersigned held of record on the books of Cox on March 15, 2004, the record date for the meeting. The undersigned hereby revokes any previous proxies with respect to the matters covered by this proxy.

(change of address/comments)

(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

ELECTION OF DIRECTORS, NOMINEES:

01 Juanita P. Baranco	04 Paul M. Hughes	07 Robert F. Neil
02 G. Dennis Berry	05 James C. Kennedy	08 Nicholas D. Trigony
03 Richard A. Ferguson	06 Marc W. Morgan

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card.

SEE REVERSE SIDE

FOLD AND DETACH HERE

☒ Please mark your votes as in this example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3.

			FOR	WITHHELD
1. Election of Directors (see reverse)			☐	☐
For, except vote withheld from the following nominee(s):

		FOR	AGAINST	ABSTAIN
2. Adoption of the 2004 Employee Stock Purchase Plan		☐	☐	☐

		FOR	AGAINST	ABSTAIN
3. Adoption of the Second Amended and Restated Long-Term Incentive Plan	☐		☐	☐

In the discretion of the proxies named herein, the proxies are authorized to vote upon other matters as are properly brought before the meeting.

Change of Address/Comments	☐
on reverse side.
I plan to attend the meeting.	☐

All as more particularly described in the Proxy Statement relating to such meeting, receipt of which is hereby acknowledged.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

SIGNATURE(S)________________________________________________________________ DATE___________________________